UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

SUNLINK HEALTH SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED AUGUST 10, 2023

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 690

Atlanta, Georgia 30339

August     , 2023

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders, which will be held at 10:00 a.m., local time, on     day, September     , 2023, at the Hyatt House Hotel, 3595 Cumberland Blvd., Atlanta, GA 30339.

THE SPECIAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1. To consider a proposal to reincorporate the Company in Georgia (the “Reincorporation Proposal”), which reincorporation will have the effect of, among other things, eliminating the two-thirds supermajority shareholder voting provisions and replacing such provisions with a simple majority vote requirement and in connection therewith will have the effect of increasing the number of authorized shares of capital stock; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only shareholders who owned our Common Shares or Series C Fractional Interests of our Series C Preferred Stock at the close of business on August         , 2023 can vote at the Special Meeting or any adjournments that may take place.

We hope you will be able to attend the Special Meeting. Shareholders of record at the close of business on August        , 2023, are entitled to vote at the Special Meeting. Whether or not you plan to attend the meeting, we encourage you to read the Proxy Statement and vote as soon as possible. You may vote:

•	by following the Internet voting procedures described in these proxy materials;

•	by following the telephone voting procedures described in these proxy materials; or

•	by executing and returning the enclosed proxy card at your earliest convenience to ensure representation at the meeting.

Whether or not you plan to attend the meeting, please vote via the internet, or telephone or execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting. If you are providing a proxy and you later find you can attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

We appreciate your support of SunLink.

Sincerely,

ROBERT M. THORNTON, JR.

Chairman and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 690

Atlanta, Georgia 30339

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER     , 2023

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Special Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on September     , 2023, at the Hyatt House Hotel, 3595 Cumberland Blvd., Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.To consider a proposal to approve the reincorporation of the Company to the State of Georgia from the State of Ohio (the “Reincorporation Proposal”); and

2.To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Except with respect to the procedural matters incident to the conduct of the Special Meeting, we are not aware of any other business to be brought before the Special Meeting.

Holders of record at the close of business on August 15, 2023 of the SunLink no par value common shares (“Common Shares”), and thus also the fractional interests (“Series C Fractional Interests”) dividended on such Common Shares in the Series C Preferred Shares of SunLink, will be entitled to notice of and to vote at the meeting. You may vote by the internet, telephone or mail to the extent described in the Company’s Proxy Statement. Internet and telephone voting for holders of record will conclude on the     day prior to the meeting.

To attend the Special Meeting, you must have valid proof of identification and other proof of beneficial ownership of SunLink Health Systems, Inc. Common Shares (such as a brokerage statement reflecting your share ownership) as of August     , 2023.

Whether or not you expect to be present, please vote via the internet or telephone or mark, sign, date, and return the enclosed proxy promptly in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/ Theresa Mota
Theresa Mota
Secretary
August , 2023

ANNEX A DECLARATION OF CONVERSION	Annex A-1
EXHIBIT A ARTICLES OF INCORPORATION	Annex A, Exh A-1
EXHIBIT B BYLAWS	Annex A, Exh B-1

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 690

Atlanta, Georgia 30339

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for a Special Meeting of Shareholders and for any adjournment or postponement of the Special Meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the Special Meeting at 10:00 a.m. local time, on September     , 2023, at the, Hyatt House Hotel, 3595 Cumberland Blvd., Atlanta, Georgia 30339.

These proxy materials include our Proxy Statement for the Special Meeting.

All shareholders will have the ability to access the proxy materials on a website referred to in these proxy materials.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about August     , 2023.

ABOUT THE MEETING

At our Special Meeting, our shareholders will act upon the matter outlined in the accompanying notice of meeting. The scheduled matter to be acted upon at the Special Meeting is a proposal to reincorporate the Company in the state of Georgia (the “Reincorporation Proposal”), which reincorporation will have the effect of, among other things, reincorporating the Company in the state of Georgia from Ohio, eliminating supermajority voting provisions and replacing such provisions with a simple majority vote requirement and in connection therewith will have the effect of increasing the number of authorized shares of capital stock.

VOTING INFORMATION

Recommendation

All Common Shares represented by properly executed proxies received by the board pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the applicable voting instructions or proxy card. The votes of each Series C Fractional Interest (as below defined) will be automatically voted in accord with the vote of the Common Share to which they correspond. If no directions regarding the voting of Common Shares have been specified during internet or telephone voting or by marking the appropriate places on the physical proxy card, the Common Shares (and thus the corresponding Series C Fractional Interests) will be voted in accordance with the Board’s recommendation which is:

•	FOR approval of the Reincorporation Proposal to reincorporate the Company in the State of Georgia from the State of Ohio;

A shareholder signing and returning a proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later-dated proxy prior to the meeting or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Series C Preferred Shares and Series C Fractional Interests

On August 2, 2023, the Board of SunLink declared a dividend per Common Share of one fractional interest in one of the Corporation’s Series C Redeemable Preferred Shares (the “Series C Preferred Shares” and each such fraction of Series C Preferred Share, (a “Series C Fractional Interest”). Each Series C Preferred Share is entitled to one million (1,000,000) votes and each Series C Fractional Interest in a Series C Preferred Share accordingly is entitled to one thousand (1,000) votes out of such one million votes. Series C Fractional Interests may not be transferred separately from the Common Shares and are represented by the Common Shares. Each Common Share is entitled to one (1) vote as a common share and also one thousand (1,000) votes for the corresponding Series C Fractional Interest thereon, on each matter properly brought before the meeting if the holder is present in person or by proxy at the Special Meeting. The votes of each of the Series C Preferred Shares are exercised through and by holders of the Series C Fractional Interests and are automatically cast the same as the vote of the Common Share with respect to which they were issued and may not be cast separately from such Common Share. A further description of the Series C Preferred Shares and the Series C Fractional Interests and the terms and provisions thereof is set forth in the Company Current Report on Form 8-K filed with the SEC on August     , 2023 and in the Certificate of Amendment Establishing Series C Redeemable Preferred Shares filed as an exhibit to such Form 8-K.

Record Date

The record date for the Special Meeting is August     , 2023 (the “Record Date”). You may vote all Common Shares that you owned as of the Record Date at the Special Meeting. On August 8, 2023, we had 7,031,603 Common Shares outstanding and, following the dividend date for the Series C Fractional Interests, we will have 7032 Series C Preferred Shares outstanding representing 7,031,603 Series C Fractional Interests.

Ownership of Shares

If your Common Shares are registered directly in your name, you are the holder of record of these shares and of the corresponding Series C Fractional Interests declared on your Common Shares in the August 2, 2023 dividend. We are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet directly to us, or vote in person at the Special Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form as provided to you by your broker or other person who is the holder of record, or if such internet or telephone access is provided to you by such holder of record, by following the directions to provide your instructions to the record holder via the internet or by telephone. Regardless of how you hold your shares, we invite you to attend the Special Meeting.

Electronic Availability

In compliance with the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the United States Securities and Exchange Commission (“SEC”), our Proxy Statement is available over the internet at www.proxyvote.com, a website established specifically for access to such materials. Such materials are also available on the Company’s website at www.sunlinkhealth.com.

How to Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. local time on September     , 2023, for all shares held of record. Depending on whether you are a record holder of your shares, or whether you hold your shares in “street name,” you may vote by any of the means described below.

Voting Procedures for Holders of Record

If you are a holder of record, you may vote your shares by any of the following methods:

By Internet: If you are a holder of record you can vote your Common Shares (and thus automatically the corresponding Series C Fractional Interests) by using the internet. Your proxy card indicates the website you need to access for internet voting. Holders of record may vote on the internet 24 hours a day. Our internet voting system has easy-to-follow instructions and allows record holders to confirm that the system has properly recorded their votes. If you vote by internet, you do not need to return your proxy card.

By Telephone: If you are a holder of record located in the U.S., you can also vote your shares by calling the toll-free telephone number provided on your proxy card. Holders of record may vote by telephone 24 hours a day. As with internet voting, you will be able to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Mail: If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

At the Special Meeting: You may vote in person at the Special Meeting. If you vote your shares now, it will not limit your right to change your vote at the Special Meeting if you attend in person.

Voting Procedures for Beneficial Holders

If you hold your shares in “street name,” you may vote your shares by any of the following methods:

By Internet/Telephone: The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record.

By Mail: If you hold your shares in street name, please complete and mail the voting instruction card you receive from your broker, bank or other holder of record.

At the Special Meeting: You may vote in person at the Special Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares in person at the Special Meeting.

Effect of Stock Exchange Rules on determination of voting and quorum. New York Stock Exchange (NYSE) Rule 452 and Section 402.8 of the NYSE Listed Company Manual which regulate broker voting in connection with certain listed companies, including companies listed on the NYSE American, LLC exchange (“NYSE American exchange”), prohibit broker discretionary voting on “non-routine” matter for shares held in client accounts when the broker has not timely received voting instructions from the client. The Reincorporation Proposal listed in the notice for the meeting is considered a “non-routine” matter. Broker non-votes do not exist when there is no discretionary matter under Rule 452 on the proxy card. Therefore, your custodian may only vote based on your instructions. If you do not submit any voting instructions to your broker or other nominee, your Common Shares will not be counted in determining whether a quorum exists or in connection with the Reincorporation Proposal at the Special Meeting and your Series C Fractional Interests will be automatically redeemed concurrent with the opening of the meeting and before the opening of the polls for voting on the Reincorporation Proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote “FOR” approval of the Reincorporation Proposal. Series C Preferred Stock not previously redeemed will be redeemed immediately after shareholder approval of the Reincorporation.

If you want to ensure that your shares are voted in accordance with your wishes on the Reincorporation Proposal, you should complete and return your voting instruction form before September     , 2023.

Revocation of Proxies: All Common Shares (and corresponding Series C Fractional Interests) that have been properly voted and whose votes have not been revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your Common Shares and Fractional Interests will be voted as the Board recommends.

Holders of Record

You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy; (3) provide subsequent internet or telephone voting instructions within the time permitted for such voting methods; or (4) vote in person at the meeting.

Beneficial Holders

If you are a beneficial holder you can revoke your proxy or voting instructions at any time before your shares are voted if you (1) cause the record holder to submit a written revocation to our Secretary; (2) cause the record holder to submit a later dated proxy if you timely provide updated voting instructions to such holder by mail or if provided by the record holder by internet or telephone voting; or (3) vote your shares in person at the meeting through a later-dated proxy, executed in your favor, from the holder of record.

Quorum and Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the Special Meeting if the holders of a majority of the Common Shares (and thus a majority of the Series C Fractional Interests), that are entitled to vote are present at the meeting by proxy or in person.

Votes Required:

The Reincorporation Proposal requires the favorable vote under the Corporation’s Certificate of Incorporation and Code of Regulations and of two-thirds of all votes entitled to be cast. Each Common Share is entitled to one (1) vote and each Series C Fractional Interest corresponding to such Common Share is entitled to one thousand (1,000) votes.

How We Count Votes: Abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions in the case of the votes of the Series C Fractional Interests will not, however be counted as cast for or against the Reincorporation Proposal at the Special Meeting. In the case of voting of the Series C Fractional Interests, Series C Fractional Interests not present will, by their terms, be automatically redeemed immediately prior to the opening of the polls and redeemed Series C Fractional Interests cannot vote.

Other Business; Adjournment and Postponements

We are not aware of any business to be acted upon at the Special Meeting other than voting on the Reincorporation Proposal. If, however, other matters are properly brought before the Special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment to the extent permitted by Ohio law.

Any adjournment of the Special Meeting may be made from time to time by approval of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the Special Meeting, whether or not a quorum exists, without notice other than by an announcement made at the Special Meeting. The record date for the Special Meeting will continue to be the record date for all adjournments of such meeting unless the board sets a new record date in which event notice of the record date and of the date to which the meeting has been adjourned will be given in accordance with Ohio law and applicable rules of the NYSE American exchange.

If a quorum is not present at the Special Meeting, shareholders may be asked to vote on a proposal to adjourn or postpone the meeting in order to allow the solicitation of additional proxies. If a quorum is present at the Special Meeting, a shareholder vote may be taken on the Reincorporation Proposal in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of the Reincorporation Proposal. If a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Reincorporation Proposal, shareholders may also be asked to vote on a proposal to adjourn or postpone the Special Meeting in order to allow the solicitation of additional proxies with respect to the Reincorporation Proposal on which action is not taken prior to adjournment of the meeting.

THE REINCORPORATION PROPOSAL

The Board of Directors has unanimously approved and recommends to the shareholders that they approve the Reincorporation Proposal, which is to change the Company’s state of incorporation to the State of Georgia from the State of Ohio (the “Reincorporation”).

If the shareholders approve the Reincorporation Proposal, then we will accomplish the Reincorporation by domesticating in Georgia as permitted by the Ohio General Corporation Law (the “OGCL”) and the Georgia Business Corporation Code (the “GBCC”).

In this section of the proxy statement, we sometimes refer to the Company (an Ohio corporation) before the Reincorporation as “SunLink Ohio” and the Company (a Georgia corporation) after the Reincorporation as “SunLink Georgia”.

SUMMARY—REINCORPORATE THE COMPANY IN THE STATE OF GEORGIA

If the Reincorporation Proposal is approved and the Reincorporation becomes effective, then:

•	The affairs of the Company will cease to be governed by the OGCL, the affairs of the Company will become subject to the GBCC, and the Company’s current Articles of Incorporation and current Code of

Regulations will be replaced by new Articles of Incorporation and new Bylaws, as more fully described below;

•

SunLink Georgia will: (i) be deemed to be the same entity as SunLink Ohio for all purposes under the laws of Georgia, (ii) continue to have all of the rights, privileges, immunities, franchises, and powers of SunLink Ohio, except for such changes that result from being subject to Georgia law and becoming subject to new Articles of Incorporation and new Bylaws, (iii) continue to possess all of the properties of SunLink Ohio, and (iv) continue to have all of the liabilities and obligations of SunLink Ohio;

•	Each Common Share of SunLink Ohio outstanding at the effective time of the Reincorporation will continue to be an outstanding Common Share of SunLink Georgia after the Reincorporation;

•

Each option or other right to acquire Common Shares of SunLink Ohio outstanding will continue to be, after the Reincorporation, an outstanding option or other right to acquire Common Shares of SunLink Georgia (on the same terms as the option of SunLink Ohio);

•

Each employee benefit plan, incentive compensation plan or other similar plan of SunLink Ohio will continue to be, after the Reincorporation, an employee benefit plan, incentive compensation plan or other similar plan of SunLink Georgia (on the same terms as such plan of SunLink Ohio); and

•

Each director or officer of SunLink Ohio will automatically hold, after the Reincorporation, the same office with SunLink Georgia as held in SunLink Ohio and continue to hold that office in SunLink Georgia until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

GENERAL INFORMATION

The Board of Directors has adopted a declaration of conversion in the form attached as Annex A to this proxy statement (the “Declaration of Conversion”) to accomplish the Reincorporation.

If the Reincorporation Proposal is approved and the Reincorporation becomes effective, then the Company intends to file with the Secretary of State of the State of Ohio (the “Ohio Secretary of State”) a certificate of conversion (the “Ohio Conversion Certificate”) and intends to file with the Secretary of State of the State of Georgia (the “Georgia Secretary of State”): (i) a certificate of conversion (the “Georgia Conversion Certificate”), and (ii) articles of incorporation, which will govern the Company as a Georgia corporation, substantially in the form attached as Exhibit A to the Declaration of Conversion (the “Georgia Articles”). In addition, if the shareholders approve the Reincorporation Proposal and the Reincorporation becomes effective, then the Bylaws substantially in the form attached as Exhibit B to the Declaration of Conversion will be the Bylaws for SunLink Georgia (the “Georgia Bylaws”).

Approval of the Reincorporation Proposal will constitute approval of the Reincorporation and the Declaration of Conversion (including the Georgia Articles and the Georgia Bylaws). Upon approval of the Reincorporation and the filing of the appropriate documents with the Ohio Secretary of State and the Georgia Secretary of State, the Company will be a Georgia corporation governed by the GBCC, the Georgia Articles, and the Georgia Bylaws.

After the Reincorporation, the Common Shares of the Company will continue to trade on the NYSE MKT under the same symbol, “SSY”, subject to approval of additional listing by the NYSE MKT. We do not intend to complete the Reincorporation unless such approval has been obtained.

SunLink Georgia will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Shareholders who own Common Shares of SunLink Ohio that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in SunLink Georgia after the

Reincorporation, and shareholders holding restricted Common Shares of SunLink Ohio Common Shares prior to the Reincorporation will continue to hold such shares in SunLink Georgia after the Reincorporation subject to the same restrictions on transfer. In summary, the Reincorporation will not change the respective positions under federal securities laws or stock exchange rules of the Company or its shareholders.

REASONS FOR THE REINCORPORATION

The Company was incorporated in Ohio in 1959; however, we have not had any business operations in Ohio since March 1998, when the Company redirected its business strategy toward healthcare businesses. In June 1998, the Company located its executive offices to Georgia. As a result of our acquisition and disposition activity during the past three decades, the geographic footprint of our subsidiary facilities have been located in the southeastern United States and SunLink has no Ohio subsidiaries or business operations. Today, the Company’s business includes the following:

•	Its executive offices located in Atlanta, Georgia;

•	A Georgia subsidiary, SunLink Health Systems Technology located in Atlanta, Georgia, which provides information technology services to outside customers and to SunLink subsidiaries;

•	A Georgia subsidiary which owns approximately twenty-five (25) acres of unimproved land in Ellijay, Georgia;

•

A Georgia subsidiary which owns and operates Trace Regional Medical Center located in Houston, Mississippi which is composed of a licensed 49-bed acute care hospital that focuses primarily on senior healthcare services—the Medical Center includes a 26-bed geriatric psychology unit, two clinics, and an attached 66-bed extended care and rehabilitation center;

•	A Georgia subsidiary which owns approximately five (5) acres of unimproved land in Houston, Mississippi; and

•	A Louisiana subsidiary which owns and operates retail and institutional pharmacy businesses and a durable medical equipment sales and rentals business in Louisiana.

Consequently, the Board of Directors believes that reincorporating in Georgia will better align the legal structure of our business and operations in a manner that is more consistent with our physical presence.

Also, Ohio requires corporations incorporated in Ohio to pay a “shares fee” calculated based upon the number of a corporation’s authorized shares. Under the shares fee, if we increase our authorized shares by 28,000,000 authorized shares (as contemplated by the Georgia Articles), then we would be required to pay a shares fee of approximately $70,050 Georgia, however, does not impose a shares fee but instead requires corporations incorporated in Georgia to pay a net worth tax. Net worth consists of total capital stock (including treasury stock), paid in capital and retained earnings. The minimum tax is $10 and the maximum tax is $5,000, which is reached when a corporation’s net worth exceeds $22 million.

In addition, the Reincorporation will result in certain shareholder-friendly corporate governance changes. The OGCL and SunLink Ohio’s current Articles of Incorporation and Code of Regulations provide that many corporate actions, including amendments to the Articles of Incorporation, Code of Regulations and business combination transactions such as mergers, must be approved by two-thirds of the outstanding voting power of the Company. In connection with the Reincorporation, the Georgia Certificate of Incorporation and the Georgia Bylaws will provide that the approval of a majority of the voting power is required to approve business combination transactions and amendments to the Georgia Certificate of Incorporation. The Board believes that a majority voting standard for most shareholder actions will ensure that actions may be taken to reflect the expressed views of the holders of a majority of the voting power, rather than requiring that a two-thirds super majority of the Company’s outstanding shares be voted in favor of a proposal, which can result in the failure of such action to be approved when too many shareholders simply fail to vote either for or against the action.

Further, the Board believes the Company needs to expand if it is to continue as a public corporation and should therefore, among other things, (i) actively pursue one or more extraordinary corporate transactions to expand the Company’s business, any of which transactions may involve a merger or consolidation with a compatible third party and (ii) effect corporate governance changes to better enable such an extraordinary corporate transaction by changing the Company’s governing documents to adopt majority shareholder voting. The Board has encouraged the Company actively to explore and/or continue to explore, one or more such possible transactions on such terms as may be judged favorable to the Company and its shareholders. However, the current Ohio Articles require two-thirds of the outstanding Common Shares to be voted for approval of any such transaction and the Board considers it questionable whether it is realistic for SunLink to consider negotiating and incurring the considerable expense of entering into such an agreement to combine operations with a third party and seeking the necessary shareholder approval where there is not a reasonable expectation that sufficient votes would be cast to at least permit the possibility of two-thirds approval. Accordingly, the Board believes the corporate governance changes to be effected by the Reincorporation, particularly adoption of majority voting by shareholders, will better enable the Company to pursue any such extraordinary corporate transaction which may be judged favorable to the Company and its shareholders.

If the Reincorporation Proposal passes, none of the two-thirds super-majority shareholder vote requirements currently contained in the SunLink Ohio Articles of Incorporation and Code of Regulations will be contained in the Articles of Incorporation and Bylaws of SunLink Georgia including the requirement for shareholder action to remove a director. However, the Articles of SunLink Georgia will instead provide that the shareholders may only remove a director for cause. Effective removal of the existing super-majority measures is also considered important to improved corporate governance and removal of super-majority provisions are strongly recommended by a number of organizations that monitor corporate governance, including RiskMetrics—ISS Governance Services (formerly Institutional Shareholder Services), the Council of Institutional Investors, CalPERS and CalSTRS. Further, both management and the Board have come to the belief that the benefits of super-majority provisions are outweighed by the adverse impact of such provisions on the ability of the Company to potentially effect strategic alternatives such as mergers that are intended to be beneficial to the shareholders taken as a whole because of the existing super-majority requirements to amend the Articles of Incorporation, the Code of Regulations, and to effect such transactions.

MANNER OF EFFECTING THE REINCORPORATION

The Reincorporation will be effected pursuant to the Declaration of Conversion to be adopted by SunLink Ohio. The Declaration of Conversion provides that SunLink Ohio will convert into a Georgia corporation and such corporation will be subject to all of the provisions of the GBCC. By virtue of the conversion, all of the rights, privileges, immunities, franchises and powers of SunLink Ohio, all property owned by SunLink Ohio, all debts and obligations due to SunLink Ohio, and all causes of action and other interests belonging to or due to SunLink Ohio immediately prior to the conversion will remain vested in SunLink Georgia following the conversion. In addition, by virtue of the conversion, all liabilities and obligations of SunLink Ohio immediately prior to the conversion will remain attached to SunLink Georgia following the conversion. Each director and officer of SunLink Ohio will continue to hold his or her respective office with SunLink Georgia until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

If the Reincorporation Proposal is approved, then the Reincorporation would become effective upon the date and time specified in the Ohio Conversion Certificate and the Georgia Conversion Certificate (which date we anticipate will be on or about the date the shareholders approve the Reincorporation Proposal).

Notwithstanding the foregoing, the Reincorporation may be delayed by the Board of Directors, or the Declaration of Conversion may be terminated and abandoned by action of the Board of Directors, at any time prior to the effective time of the Reincorporation, whether before or after approval by shareholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of the Company and its shareholders.

Shareholders will not be required to exchange their SunLink Ohio stock certificates for new SunLink Georgia stock certificates. Following the effective time of the Reincorporation, any SunLink Ohio stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for SunLink Georgia stock certificates. SunLink shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

EFFECT OF NOT OBTAINING THE REQUIRED VOTE FOR APPROVAL

If the Reincorporation Proposal is not approved at the Special Meeting or any adjournment or postponement thereof, then the Reincorporation will not be consummated and the Company will continue to be incorporated in Ohio and governed by the OGCL, the Ohio Articles, and the Ohio Code of Regulations.

EFFECTS OF THE REINCORPORATION

General

If the Reincorporation Proposal is approved and the Reincorporation becomes effective then the Company will be incorporated in Georgia and governed by the GBCC, the Georgia Articles, and the Georgia Bylaws. The Reincorporation will change the legal domicile of the Company from the State of Ohio to the State of Georgia and will effect other changes of a legal nature, as described in “Comparison of Shareholders’ Rights Before and After the Reincorporation.” The Reincorporation is not expected to affect any of SunLink Ohio’s material contracts with any third parties, and SunLink Ohio’s rights and obligations under such material contracts will continue as rights and obligations of SunLink Georgia.

The Reincorporation itself will not result in any change in the Company’s business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation). Further, the directors and officers of SunLink Ohio immediately prior to the Reincorporation will continue to be the directors and officers of SunLink Georgia immediately after the Reincorporation, and the subsidiaries of SunLink Ohio immediately prior to the Reincorporation will continue to be the subsidiaries of SunLink Georgia immediately after the Reincorporation.

The Georgia Articles and the Georgia Bylaws in effect after the Reincorporation will include various changes from the Ohio Articles and Ohio Code of Regulations including changes necessary to conform to Georgia law, remove super-majority provisions, and the following:

•	The Georgia Articles will permit us to issue a total of 32,000,000 Common Shares and 8,000,000 preferred shares; and

•

The Georgia Bylaws will permit, subject to the GBCC and the Georgia Articles, both the Board of Directors and the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. The Georgia Articles will expressly authorize the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as prohibited by the GBCC.

Material U.S. Federal Income Tax Consequence of the Reincorporation to U.S. Holders

The following is a summary of the material United States federal income tax consequences to U.S. Common Shareholders (as defined below) of the Reincorporation and of receipt of the dividend of Series C Fractional Interests. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department, and, to the extent known to us, rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances. For example, it does not consider the effect of any applicable state, local, or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular holders in light of their particular investment or tax circumstances, including, without limitation, holders subject to special tax rules, such as partnerships, subchapter S corporations, or other entities that are fiscally transparent for U.S. federal income tax purposes, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our Common Shares as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our Common Shares pursuant to the exercise of stock options or otherwise as compensation, persons whose Common Shares constitutes qualified business stock within the meaning of Section 1202 of the Code, and persons who are not “U.S. persons” as defined below. This summary also does not consider any alternative minimum or Medicare “net investment income” tax considerations. Furthermore, this summary does not address the tax consequences of transactions occurring prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation). This summary only applies to persons who hold our Common Shares and will hold SunLink Georgia Common Shares as capital assets (generally, property held for investment) under the Code. Shareholders are urged to consult their tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of the Reincorporation.

For purposes of this summary, a “U.S. holder” is a beneficial owner of our Common Shares who is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof or the District of Columbia, (3) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

We believe that the Reincorporation of the Company from Ohio to Georgia should constitute an “F reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization, (1) holders of the Company’s Common Shares will not recognize any gain or loss as a result of the receipt of the dividend of the Series C Fractional Interests or as a result of the consummation of the Reincorporation, (2) nor any adjustment in the aggregate tax basis of Common Shares held by them should be required.

No ruling will be sought from the IRS with respect to the United States federal income tax consequences of the Reincorporation, or the receipt by Common Shareholders and no assurance can be given that the United States federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be upheld by a court. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of the Reincorporation.

Increase in Authorized Shares

The Ohio Articles provide that the number of shares we are authorized to have outstanding is 14,000,000, divided into two classes consisting of: (i) 12,000,000 shares, no par value, common; and (ii) 2,000,000 shares, no par value, preferred. Of the authorized SunLink Ohio preferred stock, 7,032 shares have been designated as SunLink Ohio Series C Preferred Stock and 900,000 have been designated as Series B Voting Preferred Shares pursuant to the Company’s Tax Benefits Protection Plan (the “Tax Benefits Plan”). An additional 500,000 shares of authorized SunLink Ohio preferred shares were designated as Series A Voting Preferred Shares under the Shareholder Rights Plan (the “Rights Plan”), which Rights Plan expired on February 9, 2021. As of the record date, SunLink Ohio had outstanding 7,031,603 shares of SunLink Ohio common stock and 7032 shares of SunLink Ohio Series C Preferred Stock.

If the Reincorporation Proposal is approved and the Reincorporation becomes effective then we will be incorporated in Georgia and governed by the GBCC, the Georgia Articles, and the Georgia Bylaws. Each Common Share of SunLink Ohio outstanding at the effective time of the Reincorporation will continue to be outstanding immediately after the Reincorporation as a share of SunLink Georgia common stock and each share of SunLink Ohio Series C Preferred Stock not previously redeemed will be redeemed immediately after shareholder approval of the Reincorporation. The Reincorporation Proposal will have the effect of increasing the number of shares of common stock and preferred stock that we are authorized to issue because the Georgia Articles will authorize us to issue: (i) 32,000,000 shares of SunLink Georgia common stock, no par value; and (ii) 8,000,000 shares of SunLink Georgia preferred stock, no par value. The SunLink Georgia preferred stock to be authorized, and the SunLink Ohio preferred stock currently authorized, is commonly referred to as “blank check” preferred stock because the Board of Directors has broad authority to determine the preferences, limitations, and relative rights with respect to such stock.

Reasons for the Increase in Authorized Shares. The Board of Directors believes that an increase in the number of shares of our authorized common stock and authorized preferred stock is desirable and in the best interest of our shareholders because it would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including acquisitions, mergers, stock dividends, and other corporate purposes. The availability of additional shares of stock would permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of common stock or preferred stock.

Effect of Increase in Authorized Shares. If the Reincorporation Proposal is approved and the Reincorporation becomes effective, then the additional shares of common stock and preferred stock authorized by the Georgia Articles may be issued from time to time upon authorization of the Board of Directors, without further approval by shareholders, unless otherwise required by applicable law, and for the consideration that the Board of Directors may determine is appropriate and as may be permitted by applicable law. The additional shares of SunLink Georgia common stock and SunLink Georgia preferred stock that we will be authorized to issue under the Georgia Articles would not have any immediately dilutive effect on the proportionate voting power or other rights of existing shareholders. To the extent that the additional authorized shares of SunLink Georgia common stock or SunLink Georgia preferred stock are actually issued in the future, however, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders.

An increase in the authorized number of shares of common stock could, in certain instances, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent directors and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts. For example, the issuance of newly authorized shares of common stock could be used to prevent or deter a change of control of the Company through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons costlier. However, in September 2016, SunLink adopted a Tax Benefits Preservation Rights Plan (the “Tax Benefits Preservation Rights Plan”) designed to reduce the risk that the Company’s ability to use its net operating losses and certain other tax assets (“Tax Benefits”) to reduce potential future federal income tax obligations that would become subject to limitations by reason of the Company experiencing an “ownership change” as defined Section 382 of the Internal Revenue Code of 1986, as amended. The Tax Benefits Preservation Rights Plan, as extended currently expires September 29, 2024. A company generally experiences an “ownership change” if the percentage of stock owned by its “5% shareholders” as defined in Section 382 increases by more than 50 percentage points over a rolling three-year period. The Georgia Articles will include provisions intended to allow the Company to preserve its net operating loss tax benefits that are materially the same as those contained in Article Fifth of the existing SunLink Ohio

Articles. The Tax Benefits Preservation Rights Plan will carry over and be applicable to SunLink Georgia on its existing terms. The Board has made no determination concerning any extension of the Tax Benefits Preservation Rights Plan beyond its current expiration date. The Company does not believe that Reincorporation as such will have any effect on the Company’s existing net operating loss carryforwards.

Furthermore, the issuance of the additional shares of authorized blank check preferred stock may have a deterrent effect similar to the authorization of additional common stock. Blank check preferred stock enables the Board of Directors to issue preferred stock, without further shareholder approval, with such preferences, limitations and relative rights as may be determined by the Board of Directors. While providing desirable flexibility in connection with possible acquisitions and other corporate purposes, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control without further action by shareholders and may adversely affect the market price of, and the voting and other rights of the holders of, the common stock. These effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock.

The Board of Directors is not aware of any attempts to take control of the Company and has not presented the Reincorporation Proposal with the intent that it be utilized as an anti-takeover device. While the Company expects to continue actively to seek and evaluate strategic alternatives as and when identified or presented to the Company, the Company has no binding plan or commitment to issue any material amount of common stock or preferred stock (exclusive of the Series C Preferred Shares and Fractional Interests previously issued pursuant to the Reincorporation Proposal) in connection with any exchange, merger, consolidation, acquisition or similar transaction. Notwithstanding the foregoing, the Company continually evaluates and holds discussions with possible candidates for merger, consolidation or other strategic transactions and there is no assurance as to the occurrence or possible timing of any such transaction or that any such transaction would not require the issuance of a material amount of common or preferred stock.

Amendment of Bylaws by the Board of Directors

The Ohio Code of Regulations permits holders of two-thirds of the voting power of SunLink Ohio to amend the Ohio Code of Regulations at any meeting of the shareholders called for that purpose. The Ohio Code of Regulations, however, does not permit the Board of Directors to amend the Ohio Code of Regulations under any circumstances.

If the Reincorporation Proposal is approved and the Reincorporation becomes effective, then the Company will be incorporated in Georgia and governed by the GBCC, the Georgia Articles, and the Georgia Bylaws. The Georgia Bylaws will permit, subject to the Georgia Articles and the GBCC: (i) the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws; and (ii) the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. The Georgia Articles will expressly authorize the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as prohibited by the GBCC.

The Reincorporation Proposal, if approved, will not divest or limit the power of shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. Under the Georgia Bylaws, shareholders will have the power to amend or repeal the Georgia Bylaws, or adopt new bylaws; however, the Board of Directors will also have such power, except in circumstances in which: (i) the Georgia Articles or the GBCC reserve such power exclusively to the shareholders in whole or in part; or (ii) if the shareholders, in amending or repealing a particular Georgia Bylaw, provide expressly that the Board of Directors may not amend or repeal such bylaw. The articles of incorporation and bylaws of many public companies authorize their board of directors to amend, repeal or adopt bylaws and do not reserve such power exclusively to the shareholders.

Giving authority to the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, would permit the Board of Directors, subject to the proper discharge of its fiduciary duties, to revise the Georgia Bylaws, as changing circumstances may necessitate, without incurring the expense and delay of holding a special meeting of shareholders and soliciting proxies and votes. The Board of Directors could exercise this authority: (i) in response to hostile takeover threats; (ii) for the purpose of updating or implementing certain corporate governance policies and procedures that require an amendment to the Georgia Bylaws; or (ii) to implement other revisions which may or may not be supported by some or all of the shareholders. With this authority, the Board of Directors could amend the Georgia Bylaws to, among other things, modify quorum requirements, alter the percentage of voting power required to call a special meeting of shareholders, proscribe or amend procedures for the removal of directors, provide or amend advance notice procedures for shareholders desiring to submit proposals for consideration at an annual or special meeting of shareholders, or alter the voting requirements for certain transactions.

COMPARISON OF SHAREHOLDERS’ RIGHTS BEFORE AND AFTER THE REINCORPORATION

Because of differences between the OGCL and the GBCC, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s shareholders. Summarized below are the most significant provisions of the OGCL and GBCC, along with the differences between the rights of the shareholders of the Company immediately before and immediately after the Reincorporation, that will result from the differences between the OGCL and the GBCC and differences between the existing Ohio Articles and Ohio Code of Regulations, on the one hand, and the new Georgia Articles and the Georgia Bylaws, on the other hand. The summary below is not an exhaustive list of all differences or a complete description of the differences described and is qualified in its entirety by reference to the OGCL, the GBCC, the existing Ohio Articles and Ohio Code of Regulations, and the new Georgia Articles and Georgia Bylaws.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
Number of Directors

Under the OGCL, a corporation must have not less than one director, and the number of directors may be fixed by its articles of incorporation or code of regulations.	Under the GBCC, a corporation must have at least one director and the number of directors may be fixed by its articles of incorporation or bylaws.

Pursuant to the Ohio Code of Regulations, unless changed by the holders of two-thirds of the voting power or by the affirmative vote of a majority of the directors in office, the Board of Directors currently is fixed at six and divided into two classes of three directors. Under the Code of Regulations, any class must contain no fewer than three nor more than four directors.	The Georgia Bylaws will provide that the Board of Directors may determine the number of directors from time to time, provided that the Board of Directors must consist of no less than three, and no more than seven directors, and that the initial number of directors will be fixed at six.

Staggered Terms of Directors

Under the OGCL, a corporation may classify its board of directors into two or three classes of not less than three directors, each with staggered terms of office. The terms of office of the classes need not be uniform, except that no term shall exceed three years from the date of election.	Under the GBCC, the articles of incorporation or a bylaw adopted by shareholders may provide for staggering the terms of the directors by dividing the total number of directors into two or three classes, with each class containing one-half or one-third of the total number of directors, as near as may be. Except for the initial election of a staggered board of directors, the terms of the directors shall be two years (if there are two classes of directors) or three years (if there are three classes of directors). The GBCC does not permit unequal terms of office for the classes (after the initial election of a staggered board of directors).

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
The Ohio Articles do not address the classification of the Board. Pursuant to the Ohio Code of Regulations, unless changed by the holders of two-thirds of the voting power or by the affirmative vote of a majority of the directors in office, the Board of Directors must be fixed at six and divided into two classes of three directors provided that in no event will any class contain fewer than three nor more than four directors.	The Georgia Bylaws will provide that the Board of Directors will not be divided into classes if the number of directors is fixed at five or fewer and will be divided into two classes if the number of directors is fixed at more than five directors with the members of each class serving staggered but equal two-year terms (after any initial election or establishment of a staggered Board of Directors).

Removal of Directors

Under the OGCL, directors may be removed by the vote of a majority of the voting power of the corporation, provided that if a classified board of directors is implemented, removal by the shareholders may occur only for cause.	Under the GBCC, a director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director. The shareholders may remove one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause. If the directors have staggered terms, directors may be removed only for cause unless the articles of incorporation or bylaws adopted by shareholders provide otherwise.

The Ohio Code of Regulations provides that no director may be removed prior to the expiration of such director’s term except by the affirmative vote of the holders of at least two-thirds of the voting power of the corporation.

The Georgia Articles will provide that directors may be removed only for “cause” and only by the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of such directors. The GBCC does not define “cause”. “Cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the corporation.

The Georgia Bylaws will provide that, in the event a director was elected by the shares of one or more classes or series of the corporation’s shares that are counted together collectively, then that director may only be removed by the majority vote of such voting group.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws

Vacancies

Under the OGCL, unless otherwise provided for in a corporation’s articles of incorporation or code of regulations: (i) the board of directors; (ii) the shareholders; or (iii) if less than a majority of the board of directors remains in office, a vote of a majority of the remaining number, may fill any vacancy on the board of directors. Upon removal of a director, a new director may be elected by the shareholders at the same meeting for the unexpired term of the director removed. In the event the shareholders do not elect a director to fill the unexpired term, a vacancy is created, and unless the articles of incorporation or the code of regulations otherwise provide, the remaining directors may fill any such vacancy.	Under the GBCC, unless otherwise provided for in a corporation’s articles of incorporation or bylaws: (i) the board of directors; (ii) the shareholders; or (iii) if less than a quorum of the board of directors remains in office, the affirmative vote of a majority of all the directors remaining in office, may fill any vacancy on the board of directors.

Under the Ohio Code of Regulations, a majority of the remaining directors may fill any vacancy on the Board of Directors, however arising, for the unexpired term.	The Georgia Bylaws will provide that any vacancy on the Board of Directors (including vacancies resulting from an increase in the number of directors) may be filled: (i) by a majority of the remaining directors; or (ii) the shareholders. In addition, the Georgia Bylaws will provide that, if a director is elected to fill a vacancy, then the director shall hold office until the next election of the class for which such director shall have been chosen, provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the directors, shall serve until the next annual meeting of shareholders and until the election of his successor. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting may vote to fill the vacancy.

Board Action by Written Consent

Under the OGCL, unless otherwise provided for in a corporation’s articles of incorporation or code of regulations, any action authorized or taken by the board of directors may be taken without a meeting if each director consents in writing to such action to be taken and such consent is filed with the records of the corporation.	Under the GBCC, unless otherwise provided for in a corporation’s articles of incorporation or bylaws, any action authorized or taken by the board of directors may be taken without a meeting if the action is taken by all members of the board and such action is filed with the records of the corporation.

Special Meetings

Under the OGCL, special meetings of shareholders may be called by: (i) the chairperson of the board or the president (or the vice president in the case of the president’s absence, death or disability); (ii) the board of	Under the GBCC, special meetings of shareholders may be called by: (i) the board of directors; (ii) by any other person authorized in the articles of incorporation or bylaws to call a special shareholder

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
directors by action at a meeting or by action of a majority of the directors without a meeting; (iii) the holders of 25% of the voting power of a corporation (unless a corporation adopts a different threshold in its articles of incorporation or code of regulations, but in no event may the threshold be higher than a majority of the voting power of the corporation); and (iv) any other officers or persons as a corporation’s articles of incorporation or code of regulations specifies.	meeting; or (iii) upon the written request of shareholders holding at least 25% of the outstanding voting power of the corporation (unless a corporation adopts a different threshold in its articles of incorporation or bylaws).

The Ohio Code of Regulations provides that special meetings of shareholders may be called by: (i) the president (or the vice president in the case of the president’s absence, death or disability) or (ii) upon the written request of shareholders holding at least a majority of the voting power of the corporation.	The Georgia Bylaws will provide that special meetings of shareholders may be called by: (i) the Board of Directors; (ii) the chairman of the Board of Directors; (iii) the chief executive officer; or (iv) at least 25% of the votes entitled to be cast on any issue proposed to be considered at such meeting.

Shareholder Proposals

The Ohio Code of Regulations sets forth procedures pursuant to which shareholders may submit business to an annual meeting or may recommend directors for nomination. See “REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS”.	The Georgia Bylaws will set forth procedures pursuant to which shareholders may submit business to an annual meeting or may recommend directors for nomination similar to those in the Code of Regulations.

Shareholder Voting—Cumulative Voting

Under the OGCL, unless a corporation’s articles of incorporation provide otherwise, a shareholder has the right of cumulative voting under certain circumstances set forth in the OGCL.	Under the GBCC, unless a corporation’s articles of incorporation so provide, a shareholder has no right of cumulative voting.

The Ohio Articles provide that shareholders have no right of cumulative voting in the election of directors.	The Georgia Bylaws will provide that shareholders have no right of cumulative voting in the election of directors.

Shareholder Voting—Quorum

Under the OGCL, a majority of the voting shares present in person, by proxy or by the use of communications equipment at any meeting shall constitute a quorum unless otherwise provided for in a corporation’s articles of incorporation or code of regulations.	Under the GBCC, unless a corporation’s articles of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter.

The Ohio Code of Regulations provides that the presence of the holders of at least a majority of the voting power of the corporation constitutes a quorum for all shareholder meetings unless a higher proportion is required by applicable law.	The Georgia Bylaws will provide that one-third of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws

Shareholder Voting—Action Generally

Under the OGCL, in all matters other than the election of directors, corporate action voted on by shareholders generally is approved if the number of votes in favor exceeds the number of votes against unless the corporation’s articles of incorporation requires a different proportion of votes.	Under the GBCC, in all matters other than the election of directors, if a quorum exists, corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the corporation’s articles of incorporation or bylaws require a greater number of affirmative votes.

The Ohio Code of Regulations provides that, unless the OGCL or the Ohio Articles provide otherwise, if a quorum exists, then corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.	The Georgia Bylaws will provide that, unless the GBCC or the Georgia Articles provide otherwise, if a quorum exists, then corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Shareholder Voting—Director Elections

Under the OGCL, unless otherwise provided in a corporation’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.	Under the GBCC, unless otherwise provided for in a corporation’s articles of incorporation or unless the bylaws otherwise fix a greater voting requirement for the election of directors, which bylaws are adopted by the board of directors having shares listed on a national securities exchange (or regularly traded in a market maintained by a member of a national securities exchange), directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The Ohio Code of Regulations does not recite the vote required to elect directors.	The Georgia Bylaws will provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

Shareholder Action by Written Consent

Under the OGCL, unless otherwise provided for in a corporation’s articles of incorporation or code of regulations, any action authorized or taken by the shareholders may be taken without a meeting if all shareholders consent in writing to such action to be taken and such consent is filed with the records of the corporation.

Under the GBCC, shareholders may take action by unanimous written consent without a meeting. Additionally, if a corporation’s articles of incorporation so provide, shareholder action may be taken without a meeting by persons who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws

The Ohio Articles and the Ohio Code of Regulations do not contain contrary provisions except that shareholders may amend the Code of Regulations by the written consent of holders of at least two-thirds of the voting power required to act on such a proposal if it were presented at a meeting.

The Georgia Bylaws will require unanimous written consent for shareholder action

Amendment of Articles

Under the OGCL, the articles of incorporation of a corporation may be amended by the vote of two-thirds of the voting power of the corporation unless the articles of incorporation provide for a greater or lesser proportion, but not less than a majority. In certain instances, the board of directors may amend the articles of incorporation.

The Ohio Articles provide that two-thirds of the voting power of the corporation is required to amend the Ohio Articles.

Under the GBCC, a corporation may generally amend its articles of incorporation upon the approval of the shareholders by a majority of the shareholders entitled to vote on the amendment and the recommendation of the board of directors (unless the board elects to make no recommendation because of a conflict of interest or other special circumstances).

Amendment of Code of Regulations/Bylaws

Under the OGCL, the code of regulations may be amended by the holders of a majority of the voting power of a corporation at a meeting, or by the holders of two-thirds of the voting power of the corporation by written consent, unless the articles of incorporation or regulations permit amendment by a lower proportion (but not less than a majority) or by the directors.	The GBCC permits the shareholders to amend a corporation’s bylaws. The GBCC also permits the board of directors to amend the bylaws unless: (i) the articles of incorporation reserve this power exclusively to the shareholders; or (ii) the shareholders, in amending a particular bylaw, provide expressly that the board of directors may not amend or repeal such bylaw.

The Ohio Code of Regulations permits holders of at least two-thirds of the voting power of the corporation to amend the Ohio Code of Regulations at any meeting of the shareholders called for that purpose or by written consent.	The Georgia Bylaws will permit, subject to the Georgia Articles and the GBCC: (i) the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws; or (ii) the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws; provided, however, that with respect to the provisions of the Georgia Bylaws in which the corporation elects to have the Georgia “fair price requirements” and “business combinations” statutes (see discussions below) apply to it, such provisions of the Georgia Bylaws may only be repealed by affirmative vote in accordance with the relevant provisions of the GBCC. The Georgia Articles will provide that the Board of Directors is expressly authorized to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as provided in the GBCC.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws

Interested Party Transactions

Under the OGCL, unless otherwise provided for in the corporation’s articles of incorporation or code of regulations, a contract, action or transaction between a corporation and one or more of its directors or officers, or between the corporation and any other corporation in which one or more of its directors or officers are directors or have a financial or personal interest, will be considered valid if: (i) the material facts as to such person’s relationship or interest as to the contract, action or transaction are disclosed or known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested directors (even if such disinterested directors constitute less than a quorum); (ii) the material facts as to such person’s relationship or interest as to the contract, action or transaction are disclosed or known to the shareholders entitled to vote thereon and the transaction is specifically approved at a meeting of the shareholders by a majority of the voting power held by persons not interested in the contract, action or transaction; or (iii) the contract, action or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee of the directors, or the shareholders.	Under the GBCC: (i) if a director or a person related to such director is a party to a transaction or has a beneficial financial interest in or is so closely linked to the transaction and of such financial significance to such director or such related person, whether or not brought before the board of directors of the corporation, that it would reasonably be expected to exert an influence on the director’s judgment if such director were called upon to vote on the transaction; or (ii) if a transaction is brought before the board of directors of the corporation and any of the following persons is either a party to the transaction or has a beneficial interest so closely linked to the transaction and of such financial significance to such person that it would reasonably be expected to exert an influence on such director’s judgment if such director were called upon to vote on the transaction: (a) an entity of which the director is a director, partner, agent or employee; (b) a person that controls one or more of such entities of which the director is a director, partner, agent or employee; or (c) an individual who is a general partner, principal or employer of the director, then such transaction shall not be enjoined so long as it was (1) approved by a majority of disinterested directors (but not less than two), (2) approved by a majority of the votes entitled to be cast by the holders of all qualified shares after appropriate disclosure to the shareholders regarding the conflicting interest transaction, or (3) fair to the corporation when judged in the circumstances at the time of commitment.

Business Combination Statutes

Chapter 1704.02 of the OGCL, also known as the Merger Moratorium Statute, prohibits business combinations and certain other business transactions between a corporation and a 10% shareholder for a period of three years after the shareholder becomes a 10% shareholder unless prior to becoming a 10% shareholder: (i) the board of directors approved the acquisition that resulted in the shareholder becoming a 10% holder; or (ii) the board of directors approved the business combination or other affected transaction. After the three-year period, the transaction must be approved by two-thirds of the voting power of the corporation in the election of directors and a majority of the disinterested shares or must satisfy certain other	The GBCC provides that certain business combinations with “interested shareholders” (a person who beneficially owns 10% or more of a corporation’s outstanding voting shares or is an affiliate of the corporation and was the beneficial owner of 10% or more of a corporation’s outstanding voting shares at any time within the prior two years) may not be effected for a period of five years after the date on which such shareholder became an interested shareholder unless: (i) prior to such time the directors approve the business combination which resulted in the shareholder becoming an interested shareholder; (ii) in the transaction which resulted in the shareholder becoming an interested shareholder,

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
conditions. Pursuant to the OGCL, a corporation may opt-out of coverage under the Merger Moratorium Statute.	the interested shareholder becomes the owner of 90% or more of the outstanding voting shares excluding for purposes of determining the number of shares outstanding those shares owned by: (a) persons who are directors or officers, their affiliates, or associates; (b) subsidiaries of the resident domestic corporation; and (c) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the owner of 90% or more of the outstanding voting shares, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (b) subsidiaries of the resident domestic corporation; and (c) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the interested shareholder or by (a) persons who are directors or officers of the resident domestic corporation, their affiliates, or associates; (b) subsidiaries of the resident domestic corporation; and (c) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer. The GBCC requires an affirmative election by a corporation to have these provisions apply to it by having a specific bylaw provision. Pursuant to the GBCC, a corporation must opt-in to coverage under the business combination statute.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
In the Ohio Articles, SunLink Ohio has not opted out of coverage under the Merger Moratorium Statute.	The Georgia Bylaws will not have a provision in which it elects to have the corporation governed by the Georgia Business Combination statute.

Other Anti-Takeover Provisions

Chapter 1701.831 of the OGCL, also known as the Control Share Acquisition Statute, requires any person who proposes to make a control share acquisition shall deliver an acquiring person statement to the issuing public corporation at the issuing public corporation’s principal executive offices. Such acquiring person statement shall set forth all of the following: (i) the identity of the acquiring person; (ii) a statement that the acquiring person statement is given pursuant to this section; (iii) the number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person; (iv) the range of voting power (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; (c) a majority or more of such voting power) under which the proposed control share acquisition would, if consummated, fall; (v) a description in reasonable detail of the terms of the proposed control share acquisition. Within ten days after receipt of an acquiring person statement, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of voting on the proposed control share acquisition. Subject to the below, unless the acquiring person and the issuing public corporation agree in writing to another date, such special meeting of shareholders shall be held within fifty days after receipt by the issuing public corporation of the acquiring person statement. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, such special meetings shall be held no sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement. Subject to the below, such special meeting of shareholders shall be held no later than any other special meeting of shareholders that is called, after receipt by the issuing public corporation of the acquiring person statement. If, in connection with a proposed control share acquisition, the acquiring person changes the percentage of the class of shares being sought, the consideration offered, or the security dealer’s soliciting fee; extends the expiration date of a tender offer for the shares being sought; or otherwise changes the terms of the proposed control share acquisition, then the directors of the issuing public corporation may reschedule the special meeting of shareholders required. If the proposed control share acquisition is to be made pursuant to a

Sections 14-2-1110 through 14-2-1113 of the GBCC, also known as the Fair Price Statute, apply to any business combinations between a corporation and an interested shareholder. Under the statute, business combinations with interested shareholders must be (i) unanimously approved by the “continuing directors” who must constitute at least three members of the board of directors at the time of such approval or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by shareholders, other than voting shares beneficially owned by the interested shareholder. This vote is not required if: (i) five days before the consummation of the business combination, the fair market value of the aggregate cash, securities or other consideration to be received by the shareholders is at least equal to the highest per share price paid by the interested shareholder for any shares acquired by it within the two-year period immediately prior to the announcement date or in the transaction in which it became an interested shareholder, whichever is higher; (ii) the shareholders receive cash or the same form of consideration as the interested shareholder previously paid for shares of the same class or series; (iii) after the interested shareholder has become an interested shareholder and prior to the consummation of the business combination, there are no changes with respect to dividend payments or amounts of dividends (unless approved by a majority of the continuing directors) nor increase in the interested shareholder’s percentage ownership of any class or series of shares by more than 1% in any 12-month period; and (iv) the interested shareholder has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by the corporation. Pursuant to the GBCC, a corporation must opt-in to coverage under the Fair Price Statute.

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
tender offer, then the meeting may be rescheduled to a date that is not later than the expiration date of the offer. If the proposed control share acquisition is to be made other than pursuant to a tender offer, the meeting may be rescheduled to a date that is not later than ten business days after notice of the change is first given to the shareholders. Pursuant to the OGCL, a corporation may opt-out of coverage under the Control Share Acquisition Statute.

SunLink Ohio has opted out of coverage, in the Ohio Code of Regulations, under the Control Share Acquisition Statute.	The Georgia Bylaws will not have a provision in which it elects to have the corporation governed by the Fair Price Statute.

Shareholder Approval of Sale of Substantially All Assets

The OGCL requires the approval of two-thirds of the voting power of the corporation for a sale of all or substantially all of the assets of a corporation unless the articles of incorporation require a lower threshold (but not less than a majority).

The GBCC requires the approval of a majority of the voting power of the corporation for a sale of all or substantially all of the assets of a corporation unless a corporation’s articles of incorporation, bylaws or the board of directors require a greater vote.

The Ohio Articles do not require a lower threshold to approve a sale of all or substantially all of the assets of the corporation.	The Georgia Articles and the Georgia Bylaws do not require a greater vote.

Personal Liability of Directors

Under the OGCL, a director may only be held liable if it is proved by clear and convincing evidence that the director’s action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the action or omission pertained to a transaction in which a director had a pecuniary interest or for unlawful loans, dividends or distributions. An Ohio corporation may opt out of this higher standard of culpability by adopting an appropriate provision in its articles of incorporation.	There shall be a presumption that the process a director followed in arriving at decisions was done in good faith and that such director has exercised ordinary care; provided, however, that this presumption may be rebutted by evidence that such process constitutes gross negligence by being a gross deviation of the standard of care of a director in a like position under similar circumstances.

SunLink Ohio has not opted out of this higher standard.	The Georgia Articles will contain a provision limiting the liability of its directors to the fullest extent permitted by the GBCC.

Indemnification of Directors and Officers

The OGCL provides that directors and officers may be indemnified by a corporation for expenses (including attorneys’ fees) incurred by them in defending a legal action brought against them, provided that such person acted: (i) in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to a criminal	The GBCC provides that directors and officers may be indemnified by a corporation for expenses (including attorneys’ fees) incurred by them in defending a legal action brought against them, provided that such person acted: (i) in good faith and in a manner he reasonably believed to be in the best interests of the corporation (and, in those cases in

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
action, if he had no reasonable cause to believe that his or her conduct was unlawful. The OGCL also provides that a corporation must indemnify a director or officer against expenses to the extent that the director or officer is successful on the merits or otherwise in defending the action. Notwithstanding the foregoing, a corporation may not indemnify an individual on any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty unless a court determines, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is reasonably and fairly entitled to indemnity; or in any action or suit in which the only liability asserted against a director is for unlawful loans, dividends or distribution of assets.	which the individual was not acting in his official capacity, if such individual’s conduct was not opposed to the best interests of the corporation); and (ii) with respect to a criminal action, if he had no reasonable cause to believe that his conduct was unlawful. Furthermore, the GBCC provides that a corporation must indemnify a director or officer against expenses to the extent that the director or officer is wholly successful on the merits or otherwise in defending the action. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such director has met the relevant standard of conduct; or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

The Ohio Code of Regulations provides that SunLink Ohio shall indemnify any director or officer in respect of any matter as to which: (i) he was not adjudged liable for negligence nor guilty of misconduct in the performance of his duties (unless judicially determined in light of the circumstances that indemnity is still proper); (ii) acted in good faith in what he reasonably believed to be in or not opposed to the best interests of the corporation; and (iii) in any matter the subject of which is a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. Such determination in (i), (ii) and (iii) of the immediately preceding sentence generally is to be made by the Board of Directors of SunLink Ohio except as noted therein or in the Code of Regulations.	Under the Georgia Bylaws, the corporation will indemnify an individual against liability incurred in a proceeding because such individual is a party to a proceeding due to the fact such individual is or was a director of officer of the corporation. However, a director or officer will not be indemnified for: (i) any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful distributions as set forth in the GBCC; or (iv) a transaction from which he received an improper personal benefit.

The Ohio Code of Regulations also provides that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled.	The Georgia Bylaws also provide that a director or officer will be indemnified to the fullest extent as provided in the GBCC, and the Georgia Articles provide that a director will be indemnified to the fullest extent as provided for in the GBCC.

Advancing Defense Costs to Directors
The OGCL requires a corporation to advance defense costs to director unless: (i) the only allegations against the director are for loans, dividends and distributions that are contrary to law or its articles of incorporation; and (ii) its articles of incorporation or code of regulations provide, by specific reference to the OGCL, that the corporation is not required to advance defense costs.	The GBCC provides that expenses incurred by an officer or director in defending civil or criminal investigative actions, suits or proceedings may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon the receipt from such director or officer of: (i) a written undertaking to repay the amount that it is ultimately

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
determined that such officer or director is not entitled to be indemnified by the corporation; and (ii) a written affirmation of his good faith belief that he has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated by the corporation’s articles of incorporation.

Neither the Ohio Articles nor the Ohio Code of Regulations provides that the corporation is not required to advance defense costs to directors and officers; provided however that the Ohio Code of Regulations provides that expenses may be paid upon an undertaking by the indemnified party to repay advanced amounts unless such party is ultimately determined to be entitled to be indemnified.	The Georgia Bylaws will provide for mandatory advancement of expenses provided that a director or officer provides: (i) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Georgia Bylaws will not provide indemnification; and (ii) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under the Georgia Bylaws or the GBCC.

Authorized Capital Stock
The Ohio Articles authorize 12,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share.	The Georgia Articles will authorize 32,000,000 shares of common stock, no par value per share, and 8,000,000 shares of preferred stock, no par value per share.

Preemptive Rights

Under the OGCL, unless as provided in a corporation’s articles of incorporation, shareholders do not have preemptive rights in the issuance of additional securities.

The Ohio Code of Regulations does not provide for preemptive rights.

Under the GBCC, unless as provided in a corporation’s articles of incorporation, shareholders do not have preemptive rights in the issuance of additional securities.

The Georgia Articles will not provide for preemptive rights.

Revocation of Proxies

Under the OGCL, a proxy is revocable unless the appointment is coupled with an interest, except that proxies given in connection with the shareholder authorization of a control share acquisition are revocable at all times prior to obtaining shareholder authorization, whether or not coupled with an interest.	Under the GBCC, a proxy is revocable unless the proxy states it is irrevocable and is coupled with an interest, and a proxy is valid for 11 months after receipt of the appointment form unless the appointment form expressly provides for a longer period.

Dividends

Under the OGCL, the directors of an Ohio corporation may declare and pay dividends on outstanding shares of the corporation in an amount that does not exceed the surplus of the corporation (the excess of its assets over the sum of its liabilities and stated capital). An Ohio corporation may not pay any dividend to the holders of shares of any class in violation of the rights of the holders of shares of any other class or when a	Under the GBCC, subject to restrictions in a corporation’s articles of incorporation, the directors of a Georgia corporation may declare and pay dividends on outstanding shares of the corporation unless, after making such distribution: (i) the corporation would not be able to pay its debts as they become due in the normal course of business; or (ii) the corporation’s total assets would be less than

Provisions Applicable to SunLink Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and the Ohio Code of Regulations	Provisions Applicable to the SunLink Georgia After the Reincorporation Under the GBCC, the Georgia Articles and the Georgia Bylaws
corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent. An Ohio corporation must notify its shareholders if a dividend is paid out of surplus.	the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

Dissenters’ Rights

The OGCL does not provide for dissenters’ rights if a corporation’s shares are listed on a national securities exchange and the consideration to be received by the shareholders consists of shares or shares and cash, in lieu of fractional shares, that, immediately following the effective time of the transaction, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from such exchange.	The GBCC does not provide for dissenters’ rights if a corporation’s shares are listed on a national securities exchange unless: (i) the articles of incorporation provide otherwise; or (ii) in a plan or merger, the shareholders are required to accept anything other than shares of the surviving corporation which is listed on a national securities exchange or held of record by more than 2,000 shareholders.

DESCRIPTION OF CAPITAL STOCK UPON THE EFFECTIVENESS OF THE REINCORPORATION

If the Reincorporation Proposal is approved and the Reincorporation becomes effective, then the Company will be incorporated and governed by the GBCC, the Georgia Articles, and the Georgia Bylaws. The following is a description of the capital stock of SunLink Georgia upon the effectiveness of the Reincorporation. This description is not intended to be complete and is qualified in its entirety by reference to the GBCC and the full texts of the Georgia Articles and the Georgia Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Declaration of Conversion, which is attached as Appendix A to this proxy statement.

General

Upon the effectiveness of the Reincorporation: (i) the authorized shares of common stock, no par value, will increase from 12,000,000 shares to 32,000,000 shares; and (ii) the authorized shares of preferred stock, no par value, will increase from 2,000,000 shares to 8,000,000 shares.

Upon effectiveness of the Reincorporation, each outstanding Common Share of SunLink Ohio will continue to be an outstanding Common Share of SunLink Georgia. All outstanding Common Shares of SunLink Ohio are, and all outstanding Common Shares of SunLink Georgia will be upon effectiveness of the Reincorporation, fully paid and non-assessable.

Common Shares

Voting Rights. Each holder of SunLink Georgia Common Shares will continue to be entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which will continue to be determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE MKT, a corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of SunLink Georgia Common Shares will continue not to be entitled to cumulate their votes in the election of directors.

Dividend Rights. Holders of SunLink Georgia Common Shares will continue to be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the outstanding shares of SunLink Georgia preferred stock.

Rights Upon Liquidation. In the event of any liquidation, dissolution or winding up of SunLink Georgia, whether voluntary or involuntary, the holders of SunLink Georgia Common Shares will continue to be entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, SunLink Georgia’s liabilities, subject to prior distribution rights of shares of SunLink Georgia preferred stock, if any, then outstanding.

Preemptive Rights. Holders of SunLink Georgia Common Shares will continue not to have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities of the Company.

BENEFICIAL OWNERSHIP OF SUNLINK COMMON SHARES

AND SERIES C FRACTIONAL INTERESTS

Common Shares Owned by Management and Certain Beneficial Owners

The following table sets forth, as of August     , 2023 (unless otherwise indicated in the footnotes), certain information with respect to our Common Shares owned beneficially by each director, by each “named executive officer,” by all directors and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding Common Shares. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the Common Shares included in the table. Unless the Series C Fractional Interest has been automatically redeemed, each Common Share represents a Series C Fractional Interest in our Series C Preferred Shares.

	Common Shares Beneficially Owned As of August , 2023
Name(1)	Number of Common Shares Owned (2)		% of Class (3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	619,562	(4)	8.7
Mark J. Stockslager Director, Chief Financial Officer and Principal Accounting Officer	138,051	(5)	2.0
Byron D. Finn President, SunLink ScriptsRx, LLC	0		*
Sheila G. Brockman Vice President of SunLink and Chairperson, Southern Health Corporation of Houston, Inc.	0		*
Dr. Steven J. Baileys Director	862,844	(6)	12.2
Gene E. Burleson Director	91,601	(7)	1.3
C. Michael Ford Director	76,422	(8)	1.1
Howard E. Turner Director	291,223	(9)	4.2
Directors, Nominees and Executive Officers as a group (8 persons)	2,079,703	(10)	29.6

*	Less than 1%.
(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 690, Atlanta, Georgia 30339.
(2)

Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the Common Shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

(3)

The percent of outstanding Common Shares owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all of the Common Shares underlying options held by such person or group that are exercisable as of September 22, 2022, or that will become exercisable within 60 days after that date.

(4)

Includes 60,000 Common Shares that may be acquired under options exercisable within 60 days of August     , 2023. Also includes 554,562 Common Shares owned by CareVest Capital, LLC (“CareVest”). Mr. Thornton owns 100% of the outstanding voting interests of CareVest.

(5)	Includes 30,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.
(6)	Includes 30,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.
(7)	Includes 5,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.
(8)	Includes 30,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.
(9)	Includes 30,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.
(10)	Includes 185,000 Common Shares that may be acquired under options exercisable within 60 days of August , 2023.

BENEFICIAL OWNERSHIP OF OUR SERIES C FRACTIONAL INTERESTS

Series C Fractional Interests Owned by Management and Certain Beneficial Owners

On August 2, 2023, the Board of Directors declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Shares for each outstanding Common Share, which was distributed on August 15, 2023 to holders of record of Common Shares as of 5:00 p.m. Eastern Time on the Dividend Record Date. As of August     , 2023, there were 7,031,603 Common Shares outstanding and approximately 7,032 Series C Preferred Shares outstanding. The following table sets forth, as of August     , 2023 (unless otherwise indicated in the footnotes), certain information with respect to our Series C Fractional Interests owned beneficially by each director, by each “named executive officer,” by all directors and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding Series C Fractional Interests. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the Series C Fractional Interests included in the table.

	Series C Fractional Interests Beneficially Owned As of August , 2023
Name(1)	Number of Series C Preferred Owned (2)	Percentage of Series C Preferred Shares (3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	559,562	8.0
Mark J. Stockslager Director, Chief Financial Officer and Principal Accounting Officer	108,051	1.5
Byron D. Finn President, SunLink ScriptsRx, LLC	0	*
Sheila G. Brockman Vice President of SunLink and Chairperson, Southern Health Corporation of Houston, Inc.	0	*
Dr. Steven J. Baileys Director	862,814	12.3
Gene E. Burleson Director	86,601	1.2
C. Michael Ford Director	46,422	*
Howard E. Turner Director	203,004	2.9
Directors, Nominees and Executive Officers as a group (8 persons)	1,866,454	26.5

*	Less than 1%.
(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 690, Atlanta, Georgia 30339.
(2)

Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the Series C Fractional Interests in Series C Preferred Shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers, and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses, and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2023 annual meeting of shareholders during the month of November. Under SEC rules, any proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. However, if the Company did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Since our 2022 Annual Meeting of Shareholders was held on November 11, 2022, absent a change as described above, any proposal of a shareholder intended to be presented at the 2023 annual meeting of shareholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than July 14, 2023, 120 days before the anniversary of the date of the Proxy Statement for our most recent annual meeting in order to comply with SEC Rule 14a-8. If any proposal pursuant to Rule 14a-8 is submitted after that date, we are not required to include it in our proxy materials.

Further, shareholder proposals intended to be presented at the 2023 annual meeting of shareholders that are submitted outside the processes of Rule 14a-8 and that are not required to be included in the Proxy Statement and form of proxy must be received by us for our next annual meeting no later than 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of shareholders; provided however, if during the prior year the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Company sends its proxy materials for the current year. Since our 2022 Annual Meeting of Shareholders was held on November 11, 2022, absent a change as described above, we must receive any proposal of a shareholder intended to be presented at the 2023 annual meeting of shareholders that is not governed by SEC Rule 14a-8 no later than August 14, 2023.

Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 690

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. To be timely, a shareholder’s nomination notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of meeting is given or made to shareholders, notice of the proposed nomination by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made.

No person may solicit proxies in support of director nominees other than the Company’s nominees unless such person complies with the provisions of Rule 14a-19 including providing a notice to the Company which must be postmarked or transmitted electronically to the Company at its principal executive office no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date, except that, if the Company did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company. Since our 2022 Annual Meeting of Shareholders was held on November 11, 2022, absent a change as described above, we must receive notice pertaining to the 2023 Annual Meeting no earlier than September 12, 2023 and no later than October 12, 2023.

If we hold a special meeting to elect directors with less than 60 days’ notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

OTHER MATTERS

Admission to Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your ownership of Common Shares as of the record date. Only holders of Common Shares and Series C Fractional Interests in our Series C Preferred Shares represented thereby as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers, and other electronic devices will not be permitted at the meeting.

Action on Other Matters at the Special Meeting

At this time, we do not know of any other matters to be presented for action at the Special Meeting other than those mentioned in the Notice of Special Meeting of Shareholders and referred to in this Proxy Statement. If any other matter properly comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to vote their Common Shares and thereby the Series C Fractional Interests in the Series C Preferred Shares via the Internet or telephone or to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications on the proxy.

ANNEX A

DECLARATION OF CONVERSION

OF

SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation

TO

SUNLINK HEALTH SYSTEMS, INC., a Georgia corporation

This DECLARATION OF CONVERSION, dated as of                 , 2023 (including, without limitation, all of the Exhibits attached hereto, this “Declaration”), is hereby adopted by SunLink Health Systems, Inc., an Ohio corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Revised Code of Ohio (the “Ohio Code”) and Section 14-2-1109.2 of the Georgia Business Corporation Code (the “Georgia Code”).

RECITALS

WHEREAS, the Company is a corporation established and existing under the laws of the State of Ohio;

WHEREAS, conversion of an Ohio corporation into a Georgia corporation is permitted under Section 1701.792 of the Ohio Code and Section 142-1109.2 of the Georgia Code;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its shareholders for the Company to convert from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Ohio Revised Code and Section 14-2-1109.2 of the Georgia Code;

WHEREAS, this conversion is intended to be a Type F reorganization effected pursuant to a plan of reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the form, terms and provisions of this Declaration have been authorized, approved and adopted by the Board of Directors of the Company and the Company’s shareholders.

NOW, THEREFORE, the Company hereby adopts this Declaration as follows:

1. Conversion: Effect of Conversion.

(a) At the Effective Time (as defined in Section 3 below), the Company shall be converted from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Ohio Code and Section 14-2-1109.2 of the Georgia Code (the “Conversion”) and the Company, as converted to a Georgia corporation (the “Resulting Company”), shall thereafter be subject to all of the provisions of the Georgia Code, and in accordance with Section 14-2-1109.2 of the Georgia Code, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence under the laws of the State of Ohio. The Conversion shall not be deemed a dissolution of the Company and shall constitute a continuation of the existence of the Company. The Conversion otherwise shall have the effects specified in the Ohio Code and Georgia Code.

(b) At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company shall, for all purposes of the laws of the State of Georgia, be deemed to be the same entity as the Company and thereafter possess all of the rights, privileges, immunities, franchises and powers of the Company; and all property, real, personal and mixed, all contract rights, and all debts due to the Company, as well as all other choses in action, and each and every other

Annex A-1

interest of or belonging to or due to the Company shall be taken and deemed to be vested in the Resulting Company; the title to any real estate, or any interest therein, vested in the Company shall not revert or be in any way be impaired due to the Conversion; and none of such items shall be deemed to have been conveyed, transferred, or assigned by reason of the Conversion for any purpose.

(c) At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company shall thereupon and thereafter be responsible and liable for all the liabilities and obligations of the Company, and any claim existing or action or proceeding pending by or against the Company may be prosecuted as if the Conversion had not become effective. Neither the rights of creditors nor any liens upon the property of the Company shall be impaired by the Conversion.

(d) At the Effective Time, the name of the Resulting Company shall be:

SUNLINK HEALTH SYSTEMS, INC.

(e) The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and for this Declaration to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

2. Filings. As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

(a) executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 1701.811 of the Ohio Code in a form reasonably acceptable to any officer of the Company (the “Ohio Certificate of Conversion”) with the Secretary of State of the State of Ohio (the “Ohio Secretary of State”);

(b) executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 14-2-1109.2 of the Georgia Code in a form reasonably acceptable to any officer of the Company (the “Georgia Certificate of Conversion”) with the Secretary of State of the State of Georgia (the “Georgia Secretary of State”); and

(c) executing, acknowledging and filing (or causing to be executed, acknowledged and filed) Articles of Incorporation of SunLink Health Systems, Inc. in compliance with Georgia Code Section 14-2-202 substantially in the form of Exhibit A hereto with the Georgia Secretary of State.

3. Effective Time. The Conversion shall become effective upon the date specified in the Ohio Certificate of Conversion filed with the Ohio Secretary of State and the Georgia Certificate of Conversion filed with the Georgia Secretary of State.

4. Effect of Conversion on Common Shares. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each of the issued common shares, no par value per share, of the Company (“Company Common Shares”) shall convert into one validly issued, fully paid and non-assessable common shares, no par value per share, of the Resulting Company (“Resulting Company Common Shares”).

5. Effect of Conversion on Series B Preferred Shares. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued Series B Preferred Shares, no par value per share, of the Company (“Company Series B Preferred Shares”) (if any) shall convert into one validly issued, fully paid and nonassessable Series A Preferred Share, no par value per share, of the Resulting Company (“Resulting Company Series A Preferred Shares”).

Annex A-2

6. Effect of Conversion on Other Preferred Shares. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each issued preferred share, no par value per share, of any series of the Company (if any) (“Company Other Preferred Shares) shall convert into one validly issued, fully paid and nonassessable share of such series of preferred shares, no par value per share, of the Resulting Company (“Resulting Company Other Preferred Shares”).

7. Effect of Conversion on Outstanding Options. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each option to acquire shares of Company Common Shares (“Options”) outstanding immediately prior to the Effective Time shall convert into an equivalent option (“Resulting Company Options”) to acquire, upon the same terms and conditions (including, without limitation, the exercise price per share applicable to each such Resulting Company Option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Shares.

8. Effect of Conversion on Outstanding Rights. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each right to acquire shares of Company Preferred Shares, outstanding immediately prior to the Effective Time shall convert into an equivalent right to acquire, upon the same terms and conditions (including, without limitation, the exercise or conversion price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Preferred Shares.

9. Effect of Conversion on Share Certificates. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Shares or Preferred Shares outstanding as of the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Shares.

10. Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company. To the extent that any such plan provides for the issuance of Company Options at the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Options and to the extent that any such plan provides for the issuance of Company Common Shares, at the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Shares. A number of shares of Resulting Company Common Shares shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Shares so reserved immediately prior to the effective date of the Conversion.

11. Consent and Appointment. Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company, to the extent required by applicable law, consents to be sued and served with process in the State of Ohio and irrevocably appoints the Ohio Secretary of State as the Resulting Company’s agent to accept service of process in the State of Ohio to enforce against the Resulting Company any obligation of the Company or to enforce the rights of a dissenting shareholder of the Company.

12. Further Assurances. If at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Declaration, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to

Annex A-3

otherwise carry out the purposes of this Declaration, each of the officers and directors of the Resulting Company and the designees of such officers and directors, are hereby authorized to solicit, in the name and on behalf of, the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Declaration.

13. Effect of Conversion on Directors and Officers. The members of the Board of Directors and the officers of the Resulting Company immediately after the Effective Time shall be those individuals who were serving as directors and officers, respectively, of the Company.

14. Georgia Bylaws. At the Effective Time, the Bylaws of the Resulting Company shall be substantially in the form of Exhibit B hereto.

15. Termination. At any time prior to the Effective Time, this Declaration may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Declaration, this Declaration shall become void and of no effect.

16. Third Party Beneficiaries. This Declaration shall not confer any rights or remedies upon any person other than as expressly provided.

17. Severability. Whenever possible, each provision of this Declaration will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Declaration is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Declaration.

IN WITNESS WHEREOF, the Company has caused this Declaration to be duly executed as of the date first above written.

SUNLINK HEALTH SYSTEMS, INC.

By:
Name:
Title:

Annex A-4

EXHIBIT A

ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

ARTICLE 1

Section 1.1 Name of the Corporation. The name of this corporation is SunLink Health Systems, Inc. (the “Corporation”).

ARTICLE 2

Section 2.1 Registered Agent and Office. The initial registered agent and address of the registered office of the Corporation in the State of Georgia as of the effective date these Articles of Incorporation (these “Articles”) is National Registered Agents, Inc. 289 South Culver Street, Lawrenceville, GA 30046 (the “Effective Date Agent”). The Corporation may change the Effective Date Agent or any successor agent (the Effective Date Agent and any successor thereto the “Incumbent Agent”) at any time and from time to time without amending these Articles. The Corporation may change the registered office at any time or from time to time without amending these Articles. The Corporation may change or acknowledge the change of the address of the Incumbent Agent at any time and from time to time without amending these Articles. The mailing address of the initial principal office of the Corporation is 900 Circle 75 Parkway, Suite 690 Atlanta, Georgia 30339. The powers of the Incorporator shall terminate upon the filing of these Articles of Incorporation.

ARTICLE 3

Section 3.1 Conversion of the Corporation. The Corporation is being incorporated in the State of Georgia in connection with the conversion of SunLink Health Systems, Inc., an Ohio corporation, to SunLink Health Systems, Inc., a Georgia corporation, pursuant to Section 14-2-1109.2 of the GBCC (the “Conversion”), and these Articles of Incorporation are being filed with the Secretary of State of the State of Georgia simultaneously with a Certificate of Conversion to effect the Conversion. These Articles shall be the articles of incorporation of the Corporation formed pursuant to the Conversion unless and until modified in accordance with the GBCC.

ARTICLE 4

Section 4.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Georgia Business Corporation Code, as amended (the “GBCC”).

ARTICLE 5

Section 5.1 Authorized Shares. The Corporation shall have authority to issue Forty Million (40,000,000) shares of stock of which: (a) Thirty-Two Million (32,000,000) shares shall be designated “Common Shares,” no par value per share; and (b) Eight Million (8,000,000) shares shall be designated “Preferred Shares,” no par value per share. The Corporation also shall have the authority to issue fractions of Common Shares and Preferred Shares as provided in the GBCC. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such shares provide to the contrary.

Annex A, Exh A-1

Section 5.2 Series A Voting Preferred Shares.1

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 900,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

(a) Voting Rights. The holders of Series A Voting Preferred Shares shall be entitled to one thousand votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

(b) Dividends. The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 1000.

(c) Reacquired Shares. Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

(d) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(i) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Shares; or

(ii) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under Section 5.2(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(e) Combination. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares, stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be

[1]	The predecessor stock when the Corporation was incorporated under the laws of the State of Ohio was denominated “Series B Voting Preferred Shares”.

Annex A, Exh A-2

similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of shares, stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

(f) No Redemption. The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles and further provided that nothing herein is intended to prohibit the redemption of rights under the Tax Benefits Plan as defined below.

(g) Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

(h) Amendment. These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

(i) Fractional Shares. Series A Voting Preferred Shares may be issued in fractions of a share (in one one-thousandths (1/1000) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder’s fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

(j) Rights Plan. The Series A Voting Preferred Shares are the Series B Preferred Shares referred to in that certain SunLink Tax Benefits Preservation Rights Plan between the Corporation and the Rights Agent identified therein dated as of September 29, 2016, such agreement, as amended from time to time the “Tax Benefits Plan”).

Section 5.3 Common Shares. The express terms and provisions of the Common Shares are as follows:

(a) The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article 5.

(b) Subject to the terms of any Preferred Shares, the Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

(c) Subject to the terms of any Preferred Shares, the Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the

Annex A, Exh A-3

holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

(d) The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

ARTICLE 6

Section 6.1 Purchase of Securities by Corporation. When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class or series of securities issued by this Corporation, including, without limitation, voting trust certificates for shares, bonds, debentures, fractional interests, notes, scrip, warrants, obligations, evidence of indebtedness or any other securities of this Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this Corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the GBCC or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

ARTICLE 7

Section 7.1 Series A Preferred Shares

(a) Definitions. As used in this Section 7.1, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i) “4.9-percent Transaction” means any Transfer described in Section 7.1(b)(i) or Section 7.1(b)(ii).

(ii) “4.9-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g), as applied by replacing “5-percent” with “4.9-percent,” where applicable.

(iii) “Agent” has the meaning set forth in Section 7.1(e).

(iv) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(v) “Corporation Security” or “Corporation Securities” means (i) any Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in §1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase securities of the Corporation.

(vi) “Effective Date” means the date of filing of the Articles of Incorporation with the Secretary of State of Georgia.

(vii) “Excess Securities” has the meaning set forth in Section 7.1(d).

(viii) “Expiration Date” means the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Section 7.1 is no longer necessary or desirable for the preservation of Tax Benefits, (ii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 7.1(l).

(ix) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance

Annex A, Exh A-4

with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) and Treasury Regulation § 1.382-4, or any successor provisions.

(x) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(xi) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(xii) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Section 7.1.

(xiii) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xiv) “Purported Transferee” has the meaning set forth in Section 7.1(d).

(xv) “Remedial Holder” has the meaning set forth in Section 7.1(g).

(xvi) “Shares” means any interest that would be treated as “shares pursuant to GBCC Section 14-2-140 and “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xvii) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Shares pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such Shares are otherwise aggregated with Shares owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.

(xviii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(xix) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

(xx) “Transferee” means any Person to whom Corporation Securities are Transferred.

(xxi) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(b) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of the Articles, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Shareholder or (ii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Corporation Securities entered into through the facilities of a national

Annex A, Exh A-5

securities exchange; provided, however, that the Corporation Securities and parties involved in such transaction shall remain subject to the provisions of this Section 7.1 in respect of such transaction.

(c) Exceptions.

(i) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii) The restrictions set forth in Section 7.1(b) shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 7.1(c), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Section 7.1 through duly authorized officers or agents of the Corporation. Nothing in this Section 7.1(c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) Excess Securities.

(i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 7.1(e) or until an approval is obtained under Section 7.1(c). After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 7.1(d) or Section 7.1(e) shall also be a Prohibited Transfer.

(ii) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its transfer agent for shares as may be determined by the Board of Directors to be necessary or advisable to implement this Section 7.1, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that a Transfer will not be prohibited by this Section 7.1 as a condition to registering any transfer.

(e) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited

Annex A, Exh A-6

Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 7.1(f) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 7.1(f). In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 7.1(f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Corporation Securities within the meaning of Georgia law but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Section 7.1, the application of Section 7.1(e) and Section 7.1(f) shall be modified as described in this Section 7.1(g). In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Corporation Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Corporation Securities is attributed to such 4.9-percent Shareholder (such 4.9-percent Shareholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Corporation Securities (which Corporation Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Section 7.1. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Corporation Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 7.1(e) and Section 7.1(f), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder

Annex A, Exh A-7

or such other Person. The purpose of this Section 7.1(g) is to extend the restrictions in Section 7.1(b) and Section 7.1(e) to situations in which there is a 4.9-percent Transaction without a direct Transfer of Corporation Securities, and this Section 7.1(g), along with the other provisions of this Section 7.1, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 7.12(e) (whether or not made within the time specified in Section 7.1(e)), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 7.1(h) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Section 7.1 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 7.1(e) to constitute a waiver or loss of any right of the Corporation under this Section 7.1. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 7.1.

(i) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Section 7.1 who knowingly violates the provisions of this Section 7.1 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Section 7.1 or the status of the Tax Benefits of the Corporation.

(k) Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Section 7.1 bear the following legend:

“The Articles of Incorporation of the Corporation contains restrictions prohibiting the transfer (as defined in the Articles of Incorporation) of shares of the Corporation (including the creation or grant of certain options, rights and warrants) without the prior authorization of the board of directors of the Corporation (the “Board of Directors”) If such transfer affects the percentage of shares of the Corporation (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations promulgated thereunder) that is treated as owned by a 4.9-percent shareholder (as defined in the Articles of Incorporation). If the transfer restrictions are violated, then the transfer will be void ab initio and the purported transferee of the shares will be required to transfer excess securities (as defined in the Articles of Incorporation) to the Corporation’s agent. In the event of a transfer which does not involve securities of the Corporation within the meaning of the law of the State of Georgia (“securities”) but which would violate the transfer restrictions, the purported transferee (or the record owner) of the securities that violate the transfer restrictions will be required to transfer sufficient securities pursuant to the terms provided for in the Articles of Incorporation to cause the 4.9-percent shareholder to no longer be in violation of the transfer restrictions. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Articles of Incorporation containing the above-referenced transfer restrictions upon written request to the Corporation at its principal place of business.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under Section 7.1(c) also bear a conspicuous legend referencing the applicable restrictions.

Annex A, Exh A-8

(l) Authority of Board of Directors.

(i) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Section 7.1, including, without limitation, (1) the identification of 4.9-percent Shareholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Section 7.1(f), (6) whether the benefit to be derived from the Tax Benefits is material; (7) whether enforcement of the provisions of this Article 7 should be deferred or suspended for one or more periods upon a determination by the Board of Directors that the benefits from the Tax Benefits are not material or reasonably expected to be material; and (8) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Section 7.1. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Section 7.1 for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Section 7.1.

(ii) Nothing contained in this Section 7.1 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its Shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Section 7.1, (3) modify the definitions of any terms set forth in this Section 7.1 or (4) modify the terms of this Section 7.1 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(iii) In the case of an ambiguity in the application of any of the provisions of this Section 7.1, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Section 7.1 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 7.1. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Section 7.1. The Board of Directors may delegate all or any portion of its duties and powers under this Section 7.1 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Section 7.1 through duly authorized officers or agents of the Corporation. Nothing in this Section 7.1 shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(m) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or

Annex A, Exh A-9

other employees and agents in making the determinations and findings contemplated by this Section 7.1. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any Shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(n) Benefits of this Section 7.1. Nothing in this Section 7.1 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Section 7.1. This Section 7.1 shall be for the sole and exclusive benefit of the Corporation and the Agent.

(o) Severability. The purpose of this Section 7.1 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Section 7.1 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 7.1.

(p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Section 7.1, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

ARTICLE 8

Section 8.1 No Preemptive Rights. No shareholder of this Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

ARTICLE 9

Section 9.1 Classified Board of Directors. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation’s Bylaws and may be fixed by resolution of the Board of Directors.

Section 9.2 Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such of such directors. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 9.3 hereof. For purposes of this Section 9.2, “cause” shall mean only: (a) conviction of a felony; (b) declaration of unsound mind or order of a court; (c) gross dereliction of duty; (d) commission of an action involving moral turpitude; or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.

Section 9.3 Vacancies and Changes of Authorized Number. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 9.3 shall hold office until the next election of the Class for which such director shall have been chosen and until such director’s successor is elected and qualified, or until the director’s earlier

Annex A, Exh A-10

resignation, retirement, disqualification, removal from office or death; provided, however, that a director chosen in accordance with this Section 9.3 to fill a newly- created directorship shall hold office only until the next election of directors by the shareholders and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Section 9.4 Election of Directors by Holders of Preferred Shares. Notwithstanding any of the foregoing provisions in this Article 9, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, removal, filling of vacancies and other features of each such directorship, shall be governed by the terms of these Articles and any designation of the preferences, limitations and relative rights of any class or series of Preferred Shares made pursuant to these Articles, and such directors so elected shall not be divided into classes pursuant to this Article 9.

ARTICLE 10

Section 10.1 Conflict of Interest. A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect of any such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

Section 10.2 Compensation. The Board of Directors shall have the power to fix compensation of officers or directors or both and a director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall take such action and may vote thereat in favor or against such action whether or not such director may be interested in the action so taken.

ARTICLE 11

Section 11.1 Consideration of Constituencies. In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, clients, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article 11 shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

Annex A, Exh A-11

ARTICLE 12

Section 12.1 Amendment of Articles. This Corporation may amend its Articles in any respect in the manner provided by law, and may make amendments substantially changing the purposes for which the Corporation is formed.

ARTICLE 13

Section 13.1 Amendment of Bylaws. Except as may be prohibited by the GBCC or these Articles, the Board of Directors is expressly authorized to amend or repeal the Corporation’s Bylaws or adopt new Bylaws for the Corporation.

ARTICLE 14

Section 14.1 Determination of Working Capital and Surplus. The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine to the extent permitted by the GBCC whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders.

ARTICLE 15

Section 15.1 Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, to the fullest extent permitted under the GBCC or any other applicable provision of the laws of the State of Georgia.

Section 15.2 Repeal or Modification of this Article. Any repeal or modification of the provisions of this Article 15 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

Section 15.3 Additional Provisions. If the GBCC is amended, after this Article 15 becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the GBCC or any other applicable provision of the laws of the State of Georgia

Section 15.4 Severability. In the event that any of the provisions of this Article 15 (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE 16

Section 16.1 Indemnification. The Corporation shall indemnify its officers and directors to the fullest extent permitted under the GBCC or any other applicable provision of the laws of the State of Georgia. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Board of Directors of the Corporation may determine from time to time whether and to what extent to maintain insurance providing

Annex A, Exh A-12

indemnification for officers and directors and such insurance need not be limited to the Corporation’s power of indemnification under the GBCC or any other applicable provision of the laws of the State of Georgia.

ARTICLE 17

Section 17.1 Forum Selection; Venue for Covered Matters. Unless the Corporation consents in writing to the selection of an alternative forum, any action, cause of action, suit or proceeding (individually and collectively, a “Proceeding”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, a Covered Matter (as defined below), shall be brought in the US District Court for the Northern District of Georgia or, if such court lacks subject-matter jurisdiction, in the Superior Court of Cobb County Georgia, so long as one of such courts shall have subject-matter jurisdiction over such Proceeding. Any Proceeding with respect to a Covered Matter shall be deemed to have arisen from a transaction of business in the State of Georgia. Each Holder of Shares or other securities of the Corporation, whether owned beneficially or of record, irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. “Covered Matter” means: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the GBCC, these Articles, or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. If any term or provision of this Section 17.1 is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Section 17.1 or invalidate or render unenforceable such term or provision in any other jurisdiction to the maximum extent permitted by applicable law.

Annex A, Exh A-13

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on                 , 2023.

By:	/s/
Title: Incorporator

Annex A, Exh A-14

EXHIBIT B

BYLAWS

BYLAWS

OF

SUNLINK HEALTH SYSTEMS, INC.

Annex A, Exh B-1

Annex A, Exh B-2

Annex A, Exh B-3

BYLAWS

OF

SUNLINK HEALTH SYSTEMS, INC.

ARTICLE 1

OFFICES AND AGENT

Section 1.1 Registered Office and Agent. SunLink Health Systems, Inc. (the “Corporation”) shall continuously maintain in the State of Georgia a registered office that may be the same as any of the Corporation’s places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the State of Georgia.

Section 1.2 Other Offices. In addition to having a registered office, the Corporation may have other offices, located in or out of the State of Georgia, as the Corporation’s Board of Directors (“Board of Directors”) may designate from time to time.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 2.1 Annual Meetings. The Corporation shall hold a meeting of shareholders annually at a time designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. If the Corporation does not hold an annual meeting as provided in this Section 2.1, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these Bylaws or in accordance with a court order.

Section 2.2 Special Meetings. Special meetings of shareholders may be called at any time by: (i) the Board of Directors in accordance with Section 4.6; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer of the Corporation; or (iv) the holders of twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at such special meeting following delivery by such holders to the Secretary of the Corporation of one or more signed and dated written requests setting forth the purposes of such meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

Section 2.3 Place of Meetings. The Corporation may hold shareholders’ meetings, both annual and special, at any place in or out of the State of Georgia except that the Corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the Corporation shall hold the meeting at the Corporation’s principal office.

Section 2.4 Notice of Meetings. The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholder’s meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless the Georgia Business Corporation Code, as amended (the “Code”), or the Articles of Incorporation require otherwise, the Corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.2, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the Articles of Incorporation or the Code

Annex A, Exh B-4

provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Notwithstanding the foregoing, as and to the extent permitted by Section 14-2-705(f) of the Code, the Corporation need not provide any notice required by this Section 2.4 to a shareholder to whom: (i) notices of two (2) consecutive annual meetings; or (ii) all (and at least two (2)) payments of dividends or interest on securities or dividend reinvestment confirmations during a twelve (12) month period have been mailed addressed to the shareholder’s address shown in the Corporation’s current record of shareholders and have been returned as undeliverable. Any action or meeting which shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. If the action taken by the Corporation requires the filing of a document under any provision of the Code, the document need not state that notice was not given to shareholders to whom notice was not required to be given pursuant hereto.

Section 2.5 Voting Group. The term “Voting Group” means all shares of one or more classes or series that, under the Code or the Articles of Incorporation, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the Articles of Incorporation to vote generally on the matter are for that purpose a single Voting Group.

Section 2.6 Quorum for Voting Groups. Shares entitled to vote as a separate Voting Group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the Articles of Incorporation require otherwise, one-third (1/3) of the votes (as represented by person or by proxy) entitled to be cast on the matter by the Voting Group constitutes a quorum of that Voting Group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.7.

Section 2.7 Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a Voting Group is approved if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Code, the Articles of Incorporation, or Bylaws adopted by shareholders under Section 14-2-1021 of the Code require a greater number of affirmative votes. If the Code or the Articles of Incorporation provide for voting by a single Voting Group on a matter, action on that matter is taken when voted upon by that Voting Group as provided in this Section 2.7, Section 2.5 and Section 2.6. If the Code or the Articles of Incorporation provide for voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each of those Voting Groups counted separately as provided in this Section 2.7, Section 2.5 and Section 2.6. Action may be taken by one Voting Group on a matter even though no action is taken by another Voting Group entitled to vote on the matter.

Section 2.8 Voting for Directors. Unless otherwise provided in the Articles of Incorporation or the Code, directors are elected in accordance with Section 3.2. Shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.

Section 2.9 Voting of Shares. Unless the Code or the Articles of Incorporation provide otherwise, each outstanding share having voting rights is entitled to one vote on each matter voted on at a meeting of shareholders.

Section 2.10 Proxies.

(a) A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that is suitable for the retention, retrieval and reproduction of information by the recipient. An electronic transmission must

Annex A, Exh B-5

contain or be accompanied by information from which it can be determined that the shareholder, the shareholder’s agent or the shareholder’s attorney in fact authorized the electronic transmission. An appointment of proxy is effective when a signed appointment form or electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless the appointment form expressly provides for a longer period. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission created pursuant to this Section 2.10 may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

(b) An appointment of proxy is revocable or irrevocable as provided in the Code.

(c) If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders’ meeting or to a proxy officer or committee appointed by the presiding officer at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form’s validity. The secretary’s reference in the meeting’s minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.

Section 2.11 Chairman of the Board; Conduct of Meetings. The Chairman of the Board shall preside over every shareholder’s meeting unless these Bylaws or the Board of Directors designate another person to preside at a meeting. The person presiding at a meeting may appoint any persons he or she deems necessary to assist with the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders as it shall deem appropriate. Subject to such rules and regulations as the Board of Directors may adopt, at any meeting of shareholders, the person presiding at the meeting may establish the rules of order and procedures governing the conduct of business at such meeting, and do all such acts as, in the judgment of the presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting whether any nomination or any other item of business proposed to be brought before the meeting has been properly made or properly brought before the meeting, as the case may be, and, if such presiding person should so determine, shall so declare to the meeting that no action shall be taken on such nomination or such other proposal, and such nomination or such other proposal shall be disregarded and not be considered.

Section 2.12 Inspectors. The Corporation shall appoint one or more inspectors to act at a meeting of shareholders and to make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting, determine the validity of proxies and ballots, count all votes and determine the result. An inspector may be an officer or employee of the Corporation.

Section 2.13 Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than one hundred twenty (120) days after the date fixed for the original meeting unless the requirements of the Code concerning the

Annex A, Exh B-6

selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

Section 2.14 Action by Shareholders Without a Meeting. Action required or permitted by the Code to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

ARTICLE 3

THE BOARD OF DIRECTORS

Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors and those committees of the Board of Directors established pursuant to Section 3.6 of these Bylaws, subject to any limitation set forth in the Articles of Incorporation, Bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful.

Section 3.2 Number, Election and Term of Office. The number of directors of the Corporation shall be no less than three (3) and no greater than seven (7) and may be fixed by resolution of the Board of Directors from time to time. The initial number of directors shall be six (6). The number of directors shall not be divided into classes if the number of directors is five (5) or fewer. If there are more than five (5) directors, the directors shall be divided into two classes: Class I and Class II, each consisting, as nearly equal in number as possible, of one-half (1/2) of the total number of directors constituting the entire Board of Directors. At the annual meeting of shareholders held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors and at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a two-year term. Each director serving as a Class I or Class II director shall hold office until the expiration of the term for such Class as set forth in this Section 3.2 and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.

Except as provided in Section 3.4, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the Class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board of Directors shall serve only for a

Annex A, Exh B-7

term expiring at the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

Section 3.3 Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. If the director was elected by a Voting Group of shareholders, only the shareholders of that Voting Group may participate in the vote to remove the director. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section 3.3, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.

Section 3.4 Vacancies. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled (i) by a majority of the directors then in office or (ii) by the shareholders. Each director chosen in accordance with this Section 3.4 shall hold office until the next election of the Class for which such director shall have been chosen, and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 3.4 to fill a newly-created directorship shall hold office only until the next election of directors by the shareholders and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a Voting Group of shareholders, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group are entitled to vote to fill the vacancy.

Section 3.5 Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.

Section 3.6 Committees. The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing such committee or in such committee’s charter as approved by the Board of Directors.

Section 3.7 Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.7. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such

Annex A, Exh B-8

person, (iii) the class and number of any shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Regular Meetings. The Board of Directors shall hold a regular meeting on the same day as or immediately after an annual shareholders’ meeting or a special shareholders’ meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.

Section 4.2 Special Meetings. The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the Chief Executive Officer or President or any two (2) directors.

Section 4.3 Place of Meetings. The Board of Directors may hold meetings, both regular and special, at any place in or out of the State of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

Section 4.4 Notice of Meetings. Unless the Articles of Incorporation provide otherwise, the Corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. Unless the Articles of Incorporation provide otherwise, the Corporation shall give each member of the Board of Directors at least one (1) day’s prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.1 and may be waived in accordance with Section 5.2.

Section 4.5 Quorum. Unless the Code, the Articles of Incorporation, or these Bylaws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the Articles of Incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.2.

Section 4.6 Vote Required for Action.

(a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.

(b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

(i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

(ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

Annex A, Exh B-9

(iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right to dissent or abstain is not available to a director who votes in favor of the action taken.

Section 4.7 Participation by Conference Telephone or Other Means of Communication. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Section 4.8 Adjournments. A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the Corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.

Section 4.9 Action by Directors Without a Meeting. Any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents or by electronic transmission describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE 5

MANNER OF NOTICE TO AND WAIVER OF NOTICE BY SHAREHOLDERS AND DIRECTORS

Section 5.1 Manner of Notice.

(a) Whenever these Bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.1 in addition to any other Section of these Bylaws concerning notice and any provision in the Articles of Incorporation.

(b) Notice to shareholders shall be in writing. Notice to a director shall be in writing unless oral notice is reasonable under the circumstances.

(c) Notice may be communicated in person; by telephone, telegraph, electronic transmission, teletype, facsimile, or other form of wire or wireless communication; or by mail, e-mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the Articles of Incorporation, or these Bylaws, notice by e-mail, facsimile or electronic transmission, telegraph, or teletype shall be deemed to be notice in writing.

(d) Written notice to shareholders, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; provided, however, that if the Corporation has more than five hundred (500) shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting.

Annex A, Exh B-10

(e) Except as provided in Section 5.1(d), written notice, if in a comprehensible form, is effective at the earliest of the following unless otherwise required by law:

(i) when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;

(ii) five (5) days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the Articles of Incorporation or these Bylaws, if mailed with first-class postage prepaid and correctly addressed; or

(iii) on the date shown on the return receipt, if sent by registered or certified mail, or overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

(g) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

Section 5.2 Waiver of Notice.

(a) A shareholder may waive any notice required by the Code, Articles of Incorporation or these Bylaws, before or after the date and time stated in the notice. Except as provided in Section 5.2(b), the waiver must be in writing or by electronic transmission, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(b) A shareholder’s attendance at a meeting:

(i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(c) A shareholder’s waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these Bylaws.

(d) A director may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.2(e), the waiver must be in writing or by electronic transmission, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(e) A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 6

OFFICERS

Section 6.1 Duties. The officers of the Corporation may include a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these Bylaws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.

Annex A, Exh B-11

Section 6.2 Appointment and Term. The Board of Directors appoints the individuals who will serve as officers of the Corporation. An individual may simultaneously hold more than one office. Any officer appointed in accordance with this Article 6 may appoint one (1) or more officers or assistant officers. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.

Section 6.3 Compensation. The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.

Section 6.4 Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.

Section 6.5 Chief Executive Officer. The Chief Executive Officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing policies and directives of the Board of Directors. The Chief Executive Officer shall also preside at all meetings of shareholders and the Board of Directors during the absence or disability of the Chairman of the Board. Unless the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors provides otherwise, the Chief Executive Officer may execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The Chief Executive Officer shall have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

Section 6.6 President. In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the shareholders and Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the offices of the Chairman of the Board and the Chief Executive Officer are vacant. The President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

Section 6.7 Chief Financial Officer. The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the Chief Executive Officer or the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

Section 6.8 Secretary. The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors, as directed by the chairperson of a particular committee. The Secretary will have authority to give all notices required by the Code, other applicable law, or these Bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the Corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or the President, any assistant secretary has the authority and may perform the duties of the Secretary.

Section 6.9 Bonds. The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on

Annex A, Exh B-12

the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

ARTICLE 7

SHARES

Section 7.1 Authorization and Issuance of Shares. The Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for consideration deemed valid under the provisions of the Code, including fractional shares of any class or series as provided. In addition, before the Corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the Articles of Incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.

Section 7.2 Share Certificates. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Code. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of the Corporation which, if any, shall be in such form as Board of Directors may from time to time adopt. Share certificates, if any, shall be numbered consecutively, shall be in registered form shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary; provided, however, that where a certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. If a certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. The corporate seal need not be affixed. The interest of a shareholder in the Corporation also may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed.

Section 7.3 Registered Owner. The Corporation may treat the registered owner of any share of capital stock of the Corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the Corporation is not required to recognize any other person’s equitable, or other, claim to or interest in that share, whether or not the Corporation has express or other notice of the claim or interest, except as provided otherwise by law.

Section 7.4 Transfers of Shares. The Board of Directors shall have power and authority to make all rules and regulations as they may deem expedient concerning the transfer and registration of shares of the Corporation. Transfer of shares shall be in accordance with such rules and regulations. The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the registered owner, or by an attorney lawfully constituted in writing. With respect to certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 7.6 shall have been met. Upon transfer of uncertificated shares, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or electronic transfer of such shares.

Annex A, Exh B-13

Section 7.5 Duty of Corporation to Register Transfer. Notwithstanding any provision in Section 7.4, the Corporation is not under a duty to register the transfer of a share unless:

(a) the certificate representing that share is endorsed by the appropriate person or persons;

(b) reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;

(c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty;

(d) the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and

(e) the transfer is in fact rightful or is to a bona fide purchaser.

Section 7.6 Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the Corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the Corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen or destroyed.

Section 7.7 Record Date with Regard to Shareholder Action. If not otherwise fixed under Section 14-2-703 or 14-2-707 of the Code, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders. The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.2). Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the Corporation will determine the record date in accordance with the Code.

ARTICLE 8

DISTRIBUTIONS

Section 8.1 Authorization or Declaration. Subject to any restriction in the Articles of Incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the Corporation may make distributions to the shareholders in accordance with the Code.

Section 8.2 Record Date with Regard to Distributions. The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation’s shares). If the Board of Directors does not fix a future date as the record date, the Corporation will determine the record date in accordance with the Code.

ARTICLE 9

INDEMNIFICATION

Section 9.1 Definitions. As used in this Article 9, the term:

(a) “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

Annex A, Exh B-14

(b) “Director” or “Officer” means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or Officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. “Director” or “Officer” includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

(c) “Disinterested Director” or “Disinterested Officer” means a Director or Officer, respectively who at the time of an evaluation referred to in Section 9.5(b) is not:

(i) A party to the Proceeding; or

(ii) An individual having a familial financial, professional, or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s or Officer’s judgment when voting on the decision being made.

(d) “Expenses” includes counsel fees.

(e) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a Proceeding.

(f) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

(g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(h) “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 9.5, and shall not include a court making any determination under this Article 9 or otherwise.

Section 9.2 Basic Indemnification Arrangement.

(a) The Corporation shall indemnify an individual who is a Party to a Proceeding because he or she is or was a Director or Officer against Liability incurred in the Proceeding; provided, however that the Corporation shall not indemnify a Director or Officer under this Article 9 for any Liability incurred in a Proceeding in which the Director or Officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i) For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(ii) For acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) For the types of Liability set forth in Section 14-2-832 of the Code; or

(iv) For any transaction from which he or she received an improper personal benefit.

(b) If any person is entitled under any provision of this Article 9 to indemnification by the Corporation for some portion of Liability incurred by him or her, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such Liability to which he or she is entitled.

Annex A, Exh B-15

Section 9.3 Advances for Expenses.

(a) The Corporation shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a Party to a Proceeding because he or she is a Director or Officer if he or she delivers to the Corporation:

(i) A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in Section 9.2(a) above; and

(ii) His or her written undertaking (meeting the qualifications set forth below in Section 9.3(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article 9 or the Code.

(b) The undertaking required by Section 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a Director or Officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 9.4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

Section 9.4 Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a Party to a Proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.

Section 9.5 Determination of Reasonableness of Expenses.

(a) The Corporation acknowledges that indemnification of, and advancement of expenses to, a Director or Officer under Section 9.2 has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific Proceeding that indemnification of the Director or Officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in Section 9.5(b) below, evaluation as to reasonableness of expenses of a Director or Officer for a specific Proceeding shall be made as follows:

(i) If there are two (2) or more Disinterested Directors, by the Board of Directors by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii) If there are fewer than two (2) Disinterested Directors, by the Board of Directors (in which determination directors who do not qualify as Disinterested Directors may participate); or

(iii) By the shareholders, but shares owned by or voted under the control of a Director or Officer who at the time does not qualify as a Disinterested Director or Disinterested Officer may not be voted on the determination.

(b) Notwithstanding the requirement under Section 9.5(a) that the Reviewing Party evaluate the reasonableness of Expenses claimed by the proposed indemnitee, any Expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 9.5(a) within sixty (60) days following the later of;

(i) the Corporation’s receipt of the affirmative undertaking required by Section 9.3(a); or

(ii) the Corporation’s receipt of invoices for specific expenses to be reimbursed or advance.

Section 9.6 Indemnification of Employees and Agents. The Corporation may indemnify and advance Expenses under this Article 9 to an employee or agent of the Corporation who is not a Director or Officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval

Annex A, Exh B-16

under Section 14-2-856 of the Code, indemnify and advance Expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.

Section 9.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, employee or agent of the Corporation or who, while a Director, Officer, employee or agent of the Corporation, serves at the Corporation’s request as a Director, Officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against Liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director, Officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance Expenses to him or her against the same Liability under this Article 9 or the Code.

Section 9.8 Witness Fees. Nothing in this Article 9 shall limit the Corporation’s power to pay or reimburse Expenses incurred by a person in connection with his or her appearance as a witness in a Proceeding at a time when he or she is not a Party.

Section 9.9 Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances Expenses to a director or officer in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

Section 9.10 No Duplication of Payments; Nonexclusive. The Corporation shall not be liable under this Article 9 to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The rights of a Director or Officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of Expenses or otherwise that he or she may have under contract or the Code or otherwise.

Section 9.11 Subrogation. In the event of payment under this Article 9, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 9.12 Contract Rights. The right to indemnification and advancement of Expenses conferred hereunder to Directors and Officers shall be a contract right and shall not be affected adversely to any Director or Officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

Section 9.13 Amendments. It is the intent of the Corporation to indemnify and advance Expenses to its Directors and Officers to the fullest extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia corporation to provide to its Directors and Officers greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Article 9 shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to the Corporation’s Directors and Officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article 9, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of Expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

Section 9.14 Severability. To the extent that the provisions of this Article 9 are held to be inconsistent with the provisions of Article 8, Part 5, of the Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article 9 (including any provision within a single section, subsection, division or

Annex A, Exh B-17

sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article 9 shall remain enforceable to the fullest extent permitted by law.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Inspection of Records. The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Section 14-2-1602(c) of the Code is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.

Section 10.2 Fiscal Year. The Board of Directors may determine the fiscal year of the Corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.

Section 10.3 Corporate Seal. If the Board of Directors determines that the Corporation should have a corporate seal for the Corporation, the corporate seal will be in the form the Board of Directors from time to time determines.

Section 10.4 Financial Statements. In accordance with the Code, the Corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.

Section 10.5 Conflict with Articles of Incorporation. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the provision in the Articles of Incorporation will govern.

ARTICLE 11

AMENDMENTS

Section 11.1 Power to Amend Bylaws. Subject, in each case, to the Articles of Incorporation and the Code:

(a) the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws, except in circumstances in which: (i) the Articles of Incorporation or the Georgia Business Corporation Code reserve such power exclusively to the shareholders in whole or in part; or (ii) if the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal such Bylaw;

(b) any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders; and

(c) Article 12 shall be amended only in the manner provided by relevant provisions of the Code.

ARTICLE 12

CERTAIN PROVISIONS OF GEORGIA LAW

Section 12.1 Fair Price Requirements. None of the requirements of Article 11, Part 2, of the Code included in Sections 14-2-1110 through 1113 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

Annex A, Exh B-18

Section 12.2 Business Combinations. None of the requirements of Article 11, Part 3, of the Code included in Sections 14-2-1131 through 1133 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

ARTICLE 13

EMERGENCY BYLAWS

Section 13.1 Emergency Bylaws. This Article 13 shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “Emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article 13, the bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article 13 shall cease to be operative.

Section 13.2 Meetings. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called (i) by any director or (ii) by the Chief Executive Officer, President, Chief Financial Officer or the Secretary (the “Designated Officers”) of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 13.3 Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article 13, the presence or participation of two directors, one director and a Designated Officer, or two (2) Designated Officers shall constitute a quorum for the transaction of business.

Section 13.4 Bylaws. At any meeting called in accordance with this Article 13, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article 13 so as to make any provision that may be practical or necessary for the circumstance of the Emergency.

Section 13.5 Liability. Corporate action taken in good faith in accordance with the Emergency bylaws may not be used to impose Liability on a director, officer, employee or agent of the Company.

Section 13.6 Repeal or Change. The provisions of this Article 13 shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of Section 13.5 with regard to action taken prior to the time of such repeal or change.

Annex A, Exh B-19

Sunlink Health Systems, Inc.

900 Circle 75 Parkway, Suite 690

Atlanta, Georgia 30339

(770) 933-7000

NYSE American exchange: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

PROXY VOTING INSTRUCTIONS

SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY SUITE 690 ATLANTA, GEORGIA 30339

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M50570-P30448                                                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                DETACH AND RETURN THIS PORTION ONLY

SUNLINK HEALTH SYSTEMS, INC.
Vote on Proposal
				For	Against	Abstain
1. To consider a proposal to approve the reincorporation of the Company in the State of Georgia from the State of Ohio (the “Proposal”).				☐	☐	☐

NOTE: TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	Yes	No
Please indicate if you plan to attend this	☐	☐
meeting.

NOTE:    Please sign exactly as your name or names appear(s) on this Proxy. When common shares and corresponding Series C Preferred fractional interests are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The votes of each Series C Fractional Interest will be automatically voted in accord with the vote of the common share to which they correspond and cannot be voted separately from the common shares.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

— — — — — —  — — — — — — — — —  — — — — — — — — —  — — — — — — — — —  — — — — — — — — — — —  — — — —

M50571-P30448

SPECIAL MEETING OF SHAREHOLDERS OF

SUNLINK HEALTH SYSTEMS, INC.

September __, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A

SPECIAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and Mark J. Stockslager, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common shares and thus the fractional interests (“Series C Fractional Interests”) previously dividended on such common shares in the Series C Preferred Shares of SunLink Health Systems, Inc. (the “Company”) registered in the name of the undersigned at the special meeting of shareholders of the Company to be held on September __, 2023, at 10:00 a.m. at the Hyatt House Hotel, 3595 Cumberland Blvd., Atlanta, Georgia 30339, and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the Proposal as further set forth in the proxy statement, and in their discretion upon any matter that may properly come before the special meeting or any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxies.

(To be signed, dated and voted on reverse side.)